UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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The KEYW Holding Corporation

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THE KEYW HOLDING CORPORATION

Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of The KEYW Holding Corporation (“KEYW” or the “Company”) to be held at KEYW’s Corporate Headquarters, 7740 Milestone Parkway, Suite 400, Hanover, MD 21076, on Wednesday, August 15, 2012 at 10:00 a.m. Eastern Time. We invite you to arrive at 9:30 a.m. to visit with KEYW management. A continental breakfast will be served.

As discussed in the enclosed Proxy Statement, the matters to be acted on at the Annual Meeting are: (1) the election of directors, (2) the ratification of the appointment of the Company’s independent registered public accounting firm, and (3) the ratification and approval of the 2013 Stock Incentive Plan. Additionally, there will be a presentation reviewing the Company’s performance in 2011 and through the second quarter of 2012. There will also be an opportunity for stockholders to present questions to management and to a representative of the Company’s independent registered public accounting firm.

In my inaugural Annual Letter to Shareholders in 2010, I stated that “we at KEYW pride ourselves on being different from the corporate clones that populate so much of the Defense Industrial Base”. I also noted that “KEYW is not for every investor” and that “we are frustrating to those who find comfort in corporate conformity and sameness”. We do not strive to please those who advise investors on voting for KEYW corporate actions; we do what is best for the KEYW shareholders and to honor commitments to employees.

That said, we did make several significant changes to our executive compensation plans and employment agreements in the last year as we have completed the transition from a private company to a publicly traded company. We significantly modified the employment agreements for our senior executives to remove long-term fixed contracts and replaced them with short-term evergreen contracts that, unless otherwise terminated, renew on an annual basis for one additional year only. We included “clawback” provisions in senior executive employment agreements and instituted executive ownership guidelines that exceed executive ownership levels instituted in most public companies. We also removed the excise tax gross-up payment clause and replaced the clause with “Best Net” provisions. At the same time we included performance criteria on our option grants to management to align their compensation with shareholder performance expectations. While we have made these changes, there are areas where we believe management flexibility and discretion are important while maintaining alignment with shareholder expectations.

For example, in 2011, I declined a substantial bonus and other senior executives received only a modest bonus because we felt that our interests should be aligned with shareholders who purchased shares in the IPO at a per share price greater than the market price at the end of 2011. Quoting again from the 2010 Annual Letter to Shareholders, “KEYW remains a work in progress. We expect to continue growing at a fast pace....” Thus, we believe that a shareholder review of executive compensation (“Say-on-Pay”) every year is not only immaterial because of our dynamics, we believe we have proved through our actions that we place a high priority on shareholder interests by the manner in which we handle compensation. This is not unique to 2011 as I priced my incentive options at $10, our IPO price, for the 2012 grants, despite the market price of the shares being $7.41. For those investors who purport to be concerned about executive pay, the AFL-CIO does an admirable job of dissecting this data, including “Say-on-Pay” votes, in great detail through its Executive PayWatch project. In addition, recent “reforms” in federal contracting require both publicly-traded and privately-held organizations to report a variety of financial information, including executive pay, in the name of transparency. Investors are thus able to obtain and analyze compensation data that they find relevant via these different channels throughout our fiscal year.

Another issue that draws attention is the “single trigger” for certain executives in the event KEYW is acquired and the related tax gross-up provision. I made those commitments to a few executives when KEYW was started because they had recently experienced an acquisition and were reluctant to be in such a position again. Some of those agreements have expired and none will be made in the future. I intend to honor existing commitments. Additionally, we have instituted aggressive ownership requirements on our senior leadership to ensure that their interests are aligned with shareholders. The few individuals that have a “single trigger” all have ownership stakes in excess of four times their annual salary, thus have an incentive with regard to equity performance.

Whether through acquisition or through the hiring process, we issue stock options to all new employees. Ownership in our Company is an important factor in attracting and retaining employees in a very difficult hiring market. Because we have made, and expect to make more, significant acquisitions, we need to replenish the Stock Incentive Plan. Options and other stock incentives are a key factor in the growth of KEYW which we believe will benefit all shareholders.

The Company’s 2011 Annual Report is enclosed. The 2011 Annual Report is not a part of the enclosed Proxy Statement.

Whether or not you plan to attend, we request that your shares of stock be represented and voted at the Annual Meeting. You can accomplish this by completing, signing, dating and promptly returning the enclosed Proxy Card in the enclosed envelope or by transmitting your voting instructions online at www.proxyvote.com. If you sign and return your Proxy Card without specifying your choices, your shares will be voted in accordance with the recommendations of the Company’s board of directors contained in the enclosed Proxy Statement.

We look forward to seeing you on August 15, 2012 and urge you to return your Proxy Card as soon as possible.

We also urge you to consider that KEYW is truly different from other companies and carefully consider our unique situation as you cast your vote.

Respectfully yours,

Leonard E. Moodispaw
Chairman, President & Chief Executive Officer

Hanover, Maryland
July 13, 2012

THE KEYW HOLDING CORPORATION

7740 Milestone Parkway, Suite 400
Hanover, Maryland 21076

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 15, 2012

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of The KEYW Holding Corporation, a Maryland corporation, (“KEYW” or the “Company”), will be held at 10:00 a.m. Eastern Time on Wednesday, August 15, 2012, at KEYW’s Corporate Headquarters, 7740 Milestone Parkway, Suite 400, Hanover, MD 21076, for the following purposes:

1.	To elect seven (7) directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;
2.	To ratify the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;
3.	To ratify and approve the 2013 Stock Incentive Plan; and
4.	To transact such other business as may properly come before the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the Annual Meeting.

The Company’s board of directors has fixed the close of business on June 27, 2012 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books will not be closed.

Please indicate your vote, date and sign the enclosed Proxy Card and promptly return it in the enclosed pre-addressed envelope or transmit your voting instructions online at www.proxyvote.com. Have your Proxy Card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. The prompt voting of proxies will assure a quorum and reduce solicitation expenses. If you are a stockholder of record and are personally present at the Annual Meeting and wish to vote your shares in person, even after returning your Proxy Card, you still may do so.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on August 15, 2012

The Proxy Statement and 2011 Annual Report are available at www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS

KIMBERLY J. DECHELLO
Secretary
Hanover, Maryland
July 13, 2012

i

THE KEYW HOLDING CORPORATION

7740 Milestone Parkway, Suite 400
Hanover, Maryland 21076

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 15, 2012

This Proxy Statement and enclosed Proxy Card are furnished to the holders of common stock, $0.001 par value (the “Common Stock”), of The KEYW Holding Corporation, a Maryland corporation (“KEYW” or the “Company”) and is solicited by the board of directors of the Company (the “board of directors”) for use at the Annual Meeting of Stockholders to be held on August 15, 2012 and at any adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held at 10:00 a.m. Eastern Daylight Time (“EDT”) on Wednesday, August 15, 2012, at KEYW’s Corporate Headquarters, 7740 Milestone Parkway, Suite 400, Hanover, MD 21076. The approximate date on which the Notice of Annual Meeting, Proxy Statement and Proxy Card are first sent or given to stockholders is July 13, 2012.

The shares represented by all properly executed proxies will be voted at the Annual Meeting in accordance with instructions thereon. If no instructions are indicated, the Proxy will be voted “FOR” the nominees for director listed under the caption “Proposal 1” herein; “FOR” ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year, and “FOR” ratification and approval of the 2013 Stock Incentive Plan. The Company’s board of directors recommends that the stockholders vote in favor of each of the proposals. All valid proxies obtained will be voted at the discretion of the board of directors with respect to any other business that may properly come before the Annual Meeting.

The board of directors has fixed the close of business on June 27, 2012 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

As of the Record Date, there were 25,568,843 shares of the Company’s Common Stock outstanding. Holders of shares of Common Stock of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. Holders of Common Stock are entitled to one vote on all matters presented at the meeting for each share held of record. The presence in person or by proxy of holders of record of at least a majority of the shares outstanding as of the Record Date will be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

The nominees to be selected as directors must receive a majority of the votes cast at the Annual Meeting to be elected. Each other proposal must receive a majority of the votes cast at the Annual Meeting to be approved. Abstentions and broker non-votes will have no effect on the proposals because broker non-votes will not be considered as present or voting and abstentions will be counted only for purposes of determining whether there is a quorum.

Proxies may be revoked before they are voted at the Annual Meeting by giving written notice of revocation to the Secretary, by submission of a Proxy bearing a later date, or by attending the Annual Meeting in person and voting by ballot.

The cost of preparing and mailing this Proxy Statement and the accompanying Proxy Card will be borne by the Company and the Company will pay the cost of soliciting proxies. In addition to solicitation by mail, certain officers and regular employees of the Company or employees of the Company’s transfer agent, Registrar and Transfer Company, may solicit the return of proxies by telephone, telegram or in person. The Company will also reimburse brokers, nominees and other fiduciaries for their expenses in forwarding solicitation materials to the beneficial owners of Common Stock and soliciting them to execute proxies.

Any document referenced in this Proxy Statement is available without charge to any stockholder of record upon request. All requests shall be made either in writing, and directed to the Company at its main office address, 7740 Milestone Parkway, Suite 400, Hanover, MD 21076, by e-mail and directed to corporatesecretary@keywcorp.com or orally and directed to the Secretary at 443-733-1600.

VOTING SECURITIES AND PRINCIPAL HOLDERS

General

The voting securities of the Company consist of Common Stock. On the Record Date there were 25,568,843 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table and accompanying notes set forth as of June 27, 2012, information with respect to the beneficial ownership of the Company’s Common Stock by (i) each person or group who beneficially owns more than 5% of the Common Stock, (ii) each of the directors of the Company, (iii) each of the Company’s named executive officers, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated by footnote, the nature of all beneficial ownership is direct.

Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership	Percent of Class(1)
5% Owners
AllianceBernstein LP(2)	1,960,580	7.7%
Baron Capital Group, Inc. and related parties(3)	2,554,000	10.0%
GEF Capital Company, LLC and related parties(4)	2,488,638	9.4%
The Hannon Family LLC and related parties(5)	2,250,000	8.5%
Pioneer Global Asset Management S.p.A. and related parties(6)	2,272,809	8.9%
Pioneer Investment Management, Inc. and related parties(7)	2,266,493	8.9%
Vedanta Opportunities Fund, L.P. and related parties(8)	1,969,092	7.5%
Directors and Executive Officers
Len Moodispaw(9)	1,269,500	4.9%
John Krobath(10)	263,775	1.0%
Mark Willard(11)	163,000	**
Kim DeChello(12)	162,824	**
Ed Jaehne(13)	44,706	**
Bill Campbell(14)	35,387	**
Pierre Chao(15)	2,500	**
John Hannon(16)	701,705	2.7%
Ken Minihan(17)	19,000	**
Art Money(18)	19,000	**
Caroline Pisano(19)	1,270,230	4.9%
All Directors and Executive Officers as a Group (11 persons)(20)	3,951,627	14.6%

*	The address of all directors and executive officers is c/o The KEYW Holding Corporation, 7740 Milestone Parkway, Suite 400, Hanover, MD 21076.
**	Less than 1%.
(1)	The percentages are calculated on the basis of 25,568,843 shares outstanding as of June 27, 2012 plus, for each person listed, securities deemed outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act. All restricted stock regardless of vesting status is included since these shares have voting rights.
(2)	Based on a Form 13F-HR filed with the SEC on May 14, 2012 by AllianceBernstein LP. Principal Business Office address is 1345 Avenue of the Americas, New York, NY 10105.
(3)	Based on a Form 13F-HR filed with the SEC on May 15, 2012 by Baron Capital Group, Inc., BAMCO, Inc., Baron Small Cap Fund and Ronald Baron. Principal Business Office address is 767 Fifth Avenue, 49th Floor, New York, NY 10153.
(4)	Based on a Schedule 13G filed with the SEC on February 14, 2011 by GEF Capital Company Holdings, LLC, GEF Management Corporation and Global Environment Capital Company, LLC. Principal Business Office address is c/o Global Environment Fund, 5471 Wisconsin Avenue, Suite 300, Chevy Chase, MD 20815.

(5)	Based on a Schedule 13G/A filed with the SEC on February 9, 2012, by The Hannon Family LLC, Glenn A. Hannon, Natalie R. Hannon Kizer and Nichole Potee. Principal Business Office address is 4416 East West Highway, Bethesda, MD 20814.
(6)	Based on a Schedule 13G filed with the SEC on February 7, 2012 by Pioneer Global Asset Management S.p.A. (PGAM). Principal Business Office address is Galleria San Carlo 6, Milan, Italy. According to such Schedule 13G, PGAM is a holding company incorporating all of the Pioneer Investments asset management business (including Pioneer Investment Management, Inc.(PIM) and additional PGAM subsidiaries) and may therefore be deemed to beneficially own the shares indicated. According to the Schedule 13G, the indicated shares are owned by (i) collective investment vehicles (funds) advised by PIM and (ii) funds advised by other advisors that are direct or indirect wholly-owned subsidiaries of PGAM. In their roles as investment manager or advisor to such funds, PIM and such additional PGAM subsidiaries possess investment and/or voting control over the indicated shares. Oak Ridge Investments, LLC, as sub-advisor to PIM, has shared power to dispose or to direct the disposition of 1,817,593 of such shares.
(7)	Based on a Schedule 13G filed with the SEC on February 7, 2012 by Pioneer Investment Management, Inc. (PIM). Principal Business Office address is 60 State Street, Boston, MD 02109. According to such Schedule 13G, PIM is a direct subsidiary of PGAM. PGAM is a holding company incorporating all of the Pioneer Investments asset management business (including PIM and additional PGAM subsidiaries). According to the Schedule 13G, the indicated shares are owned by (i) collective investment vehicles (funds) advised by PIM and (ii) funds advised by other advisors that are direct or indirect wholly-owned subsidiaries of PGAM. In their roles as investment manager or advisor to such funds, PIM and such additional PGAM subsidiaries possess investment and/or voting control over the indicated shares. Oak Ridge Investments, LLC, as sub-advisor to PIM, has shared power to dispose or to direct the disposition of 1,817,593 of such shares.
(8)	Based on a Schedule 13G filed with the SEC on January 18, 2011 by Vedanta Opportunities Fund, L.P., Vedanta Associates, L.P., Vedanta Partners, LLC, Alessandro Piol and Parag Saxena. Principal Business Office address is 540 Madison Avenue, 38th Floor, New York, NY 10022.
(9)	Of the shares shown as beneficially owned, 491,634 are owned directly by Mr. Moodispaw, 30,000 are held jointly with his spouse, 59,980 are unvested restricted stock, 20,000 represent presently exercisable rights to acquire common stock through warrants, and 79,000 represent presently exercisable rights to acquire common stock through stock options. Shares deemed to be beneficially owned by Mr. Moodispaw include 273,386 shares of common stock held by The Leonard E. Moodispaw 2009 Grantor Retained Annuity Trust and presently exercisable rights to acquire 315,500 shares of common stock through warrants. Mr. Moodispaw has voting and dispositive power over the shares beneficially owned by the trust. Mr. Moodispaw disclaims beneficial ownership of the shares held by the trust except to the extent of his pecuniary interest therein.
(10)	Of the shares shown as beneficially owned, 73,275 are owned directly by Mr. Krobath, 16,500 are unvested restricted stock, 5,750 represent presently exercisable rights to acquire common stock through warrants, and 168,250 represent presently exercisable rights to acquire common stock through stock options.
(11)	Of the shares shown as beneficially owned, 97,000 are owned directly by Mr. Willard, 38,500 are unvested restricted stock, and 27,500 represent presently exercisable rights to acquire common stock through stock options.
(12)	Of the shares shown as beneficially owned, 100,024 are owned directly by Ms. DeChello, 37,800 are unvested restricted stock, and 25,000 represent presently exercisable rights to acquire common stock through stock options.
(13)	Of the shares shown as beneficially owned 6,706 are owned directly by Mr. Jaehne, 11,500 are unvested restricted stock, and 26,500 represent presently exercisable rights to acquire common stock through stock options.
(14)	Of the shares shown as beneficially owned, 20,387 are owned directly by Mr. Campbell and 15,000 represent presently exercisable rights to acquire common stock through stock options under his consulting firm Sanoch Management LLC.
(15)	Of the shares shown as beneficially owned, 2,500 are owned directly by Mr. Chao.
(16)	Of the shares shown as beneficially owned, 71,530 are owned directly by Mr. Hannon. Shares deemed to be beneficially owned by Mr. Hannon include 288,595 shares of common stock owned by The John G. Hannon Revocable Trust U/A DTD 03/09/04 and presently exercisable rights to acquire 272,728 shares of common stock through warrants held by such trust. Mr. Hannon has voting and dispositive power over the shares owned by the above entities. Mr. Hannon disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein. Also deemed as beneficially owned by Mr. Hannon include 56,852 shares of common stock owned by a daughter who resides in his household and presently exercisable rights to acquire 12,000 shares of common stock through warrants. Mr. Hannon disclaims beneficial ownership of these securities.
(17)	Of the shares shown as beneficially owned 2,800 are owned directly by Mr. Minihan, 700 are unvested restricted stock, and 15,500 represent presently exercisable rights to acquire common stock through stock options.
(18)	Of the shares shown as beneficially owned 2,800 are owned directly by Mr. Money, 700 are unvested restricted stock, and 15,500 represent presently exercisable rights to acquire common stock through stock options.
(19)	Shares deemed to be beneficially owned by Caroline S. Pisano include: (i) shares held by Ms. Pisano herself, who beneficially owns 841,820 shares of common stock and presently exercisable rights to acquire 20,000 shares of common stock through warrants; (ii) presently exercisable rights to purchase 403,410 shares of common stock through warrants held by The Caroline S. Pisano 2009 Irrevocable Trust and (iii) 5,000 shares owned by her mother who resides in her household. Ms. Pisano has voting and dispositive power over the shares beneficially owned by the trust. Ms. Pisano disclaims beneficial ownership of the shares held by the trust except to the extent of her pecuniary interest therein and disclaims beneficial ownership of the securities held by her mother.
(20)	Of the shares shown as beneficially owned, 372,250 represent presently exercisable rights to acquire Common Stock through stock options and 1,049,388 represent presently exercisable rights to acquire common stock through warrants.

THE BOARD OF DIRECTORS AND COMMITTEES

Board Composition

Our board of directors consists of seven individuals. Directors are elected annually, and each director holds office for a one-year term. The board of directors generally meets quarterly. Additionally, our bylaws provide for special meetings and, as also permitted by Maryland law, board action may be taken without a meeting upon unanimous written consent of all directors.

The biographical information presented later in this Proxy discusses the specific experience, qualifications, attributes and skills contributing to our conclusion that each director should serve as a member of our board of directors. Board members who have an investment stake in the Company have interests that are aligned with the Company’s desire to grow and prosper. We believe that each director has demonstrated business acumen and an ability to exercise sound and ethical judgment, as well as a commitment of service to the Company and to our board of directors. Finally, we value their significant experience on other public company boards of directors and board committees, in government agencies, and in private companies, which when aggregated as a full board we feel provides the level of expertise necessary in directing the Company.

Director Independence

Under the NASDAQ Marketplace Rules, a majority of our board of directors must be comprised of independent directors, and each member of our audit, compensation and nominating and corporate governance committees must be an independent director, as defined under the NASDAQ Marketplace Rules. Under the NASDAQ Marketplace Rules, a director will not qualify as an “independent director” if, in the opinion of the company’s board of directors, the director has any relationship which would interfere with the exercise of the director’s independent judgment in carrying out his or her responsibilities as a director. In addition, under the NASDAQ Marketplace Rules, an independent director may not be an executive officer or employee of our company and must satisfy certain other requirements under the NASDAQ Marketplace Rules.

In addition, each member of our audit committee must satisfy the independence criteria set forth in Rule 10A-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of the audit committee may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the company or any of its subsidiaries; or (2) be an affiliated person of the company or any of its subsidiaries.

Our board of directors has undertaken a review of the independence of each director under the NASDAQ Marketplace Rules and under applicable securities laws and rules. As a result of this review, our board of directors affirmatively determined that Mr. Campbell, Mr. Chao, Mr. Hannon, Mr. Minihan, Mr. Money and Ms. Pisano, representing a majority of our seven directors, are “independent directors” as defined under the NASDAQ Marketplace Rules and that each member of our audit committee satisfies the independence requirements of Rule 10A-3 of the Exchange Act.

Board Committees

Our board of directors has established an audit committee, a compensation committee, an ethics committee, and a nominating and corporate governance committee, with each committee having the composition and responsibilities described below. The members of each committee are appointed by our board of directors. The CEO is an ex-officio member of all standing committees per the Company’s bylaws. Copies of the charters of each of the audit committee, compensation committee, and nominating and corporate governance committee setting forth the responsibilities of the committees are available on our website at www.keywcorp.com. We periodically review and revise the committee charters.

Audit Committee

Our audit committee is comprised of Caroline Pisano, Art Money, and John Hannon. Ms. Pisano is the chairperson of our audit committee. Our board of directors has determined that each member of the audit committee meets the financial literacy requirements under the rules and regulations of the NASDAQ and that Ms. Pisano qualifies as an “audit committee financial expert” under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. In addition, our board of directors has determined that each member of our audit committee is an independent director under the listing standards of The NASDAQ Stock Market and is independent pursuant to Rule 10A-3 of the Exchange Act. As provided for in the committee’s charter, as approved by our board of directors, our audit committee is responsible for, among other things:

•	Determining the appointment, compensation, retention and oversight of our independent registered public accounting firm; evaluating the qualifications, performance and independence of our independent registered public accounting firm, and approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•	Overseeing our accounting and financial reporting processes and the audits of our financial statements; and
•	Reviewing and assessing the qualitative aspects of our financial reporting, our processes to manage business and financial risk, and our compliance with significant applicable legal, ethical and regulatory requirements as they relate to financial statements or accounting matters.

The audit committee held five meetings in 2011.

Compensation Committee

Our compensation committee is comprised of Art Money, Bill Campbell and John Hannon. Mr. Money is the chairperson of our compensation committee. As provided for in the committee’s charter, as approved by our board of directors, our compensation committee is responsible for, among other things:

•	Reviewing and recommending KEYW’s general policy regarding executive compensation;
•	Reviewing and recommending compensation for our chief executive officer and our other executive officers, including annual base salary, annual incentive bonus (including the specific goals required to receive an annual incentive bonus and the amount of any such annual incentive bonus), equity compensation and any other benefits or compensation;
•	Reviewing and recommending any employment-related agreements, severance arrangements and change-of-control arrangements and similar agreements/arrangements for our executive officers;
•	Reviewing and recommending compensation plans for our employees and amendments to our compensation plans to our board of directors;
•	Preparing the compensation committee report that the SEC requires to be included in our annual proxy statement; and
•	Overseeing, reviewing and making recommendations with respect to our equity incentive plans.

Our board of directors has determined that each member of our compensation committee is an “independent director” as defined under the NASDAQ Marketplace Rules.

The compensation committee held three meetings in 2011.

Ethics Committee

Our ethics committee is composed of Ken Minihan and Len Moodispaw. Mr. Moodispaw is the chairperson of our ethics committee. Our ethics committee is responsible for, among other things:

•	Advising our management and board of directors of means to ensure that we adhere to the highest ethical standards in our day to day operations;
•	Ensuring that a positive working environment is created and maintained for all of our employees and that those employees are challenged to meet such a standard;
•	Providing a forum for advice to the internal auditor and corporate counsel, our management and any of our employees to consider ethical issues; and
•	Recommending to our management and the entire board of directors means to train managers and employees.

The ethics committee held no formal meetings in 2011.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Ken Minihan and Pierre Chao. Mr. Minihan is the chairperson of our nominating and corporate governance committee. As provided for in the committee’s charter, as approved by our board of directors, our nominating and corporate governance committee is responsible for, among other things:

•	Reviewing developments in corporate governance practices and developing and recommending governance principles, policies and procedures applicable to KEYW;
•	Identifying, reviewing and recommending to our board of directors nominees for election to our board of directors and to fill vacancies on our board of directors;
•	New director orientation;
•	Reviewing and making recommendations to our board of directors regarding board committee structure and membership; and
•	Succession planning for our executive officers.

Our board of directors has determined that each member of our nominating and corporate governance committee is an “independent director” as defined under the NASDAQ Marketplace Rules.

The Nominating and Corporate Governance Committee adopted Corporate Governance Guidelines on April 30, 2010. The Guidelines are designed to assist the Board in the exercise of its responsibilities and provides guidance on such matters as: board size and composition, selection of directors, shareholder nominations, selection of Chairperson, expectations for directors, board responsibilities, board meetings, executive sessions, the committees of the board, orientation and continuing education, and reliance on management and outside counsel.

The nominating and corporate governance committee held no formal meetings in 2011.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of the compensation committee during the last completed fiscal year: (a) was, during the fiscal year, an officer or employee of the Company; (b) was formerly an officer of the Company; or (c) had any relationships requiring disclosure under Item 404 of Regulation S-K.

During the last completed fiscal year: (a) no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee of the Company; (b) no executive officer of the Company served as a director of another entity, one of whose executive officers served on the compensation committee of the Company; and (c) no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Director Selection Criteria

Our goal in selecting directors is to compose leadership that has a broad base of knowledge and experience targeted to our business and industry, which allows our board of directors to engage in forthright discussion about our strategies, risks and plans as a company.

The nominating and corporate governance committee shall identify, review and recommend candidates to serve on the board. The committee may use outside consultants to assist in identifying candidates. Final approval of a candidate is determined by the full board. The committee and the board shall take the following factors into consideration, including such other factors as the board may determine:

•	Regulatory Requirements. They will assure that the board has directors who meet the applicable criteria for committee or board membership established by regulatory entities including NASDAQ, the Securities and Exchange Commission, and the Internal Revenue Service.

•	Independence. They shall assure that at least a majority of the board will be independent directors in accordance with NASDAQ regulations.
•	Overall Board Composition. They will consider the board’s overall composition in light of current and future needs. Among the characteristics the committee may consider are: professional skills and background, experience in relevant industries, diversity, age and geographic background.
•	Performance. They will consider the past performance of incumbent directors.
•	Other Criteria. Particularly with regard to new directors, they will also assess whether the candidates have the qualities expected of all directors, including integrity, judgment, acumen, and the time and ability to make a constructive contribution to the board.
•	Notice. In order to assure that the board has ample notice of potential recommended changes in the board, the nominating and corporate governance committee will inform the board of the criteria used by the committee in evaluating director nominations in advance of, and at the time of, submitting such nominations to the board.

The board, taking into consideration the recommendations of the nominating and corporate governance committee, shall be responsible for selecting the nominees for election to the board by the stockholders and for appointing directors to the board to fill vacancies and newly created directorships, with primary emphasis on the criteria set forth above. The board, taking into consideration the assessment of the nominating and corporate governance committee, shall also make a determination as to whether a nominee or appointee would be an independent director.

Stockholder Nominations

The Company welcomes nominations from stockholders and encourages interested stockholders to submit candidates to the nominating and corporate governance committee through the Secretary. The Company has not received any recommended nominees from any stockholder to date. Stockholders can send nominations by e-mail to corporatesecretary@keywcorp.com, by fax to (443) 733-1801 or by mail to Corporate Secretary, The KEYW Holding Corporation, 7740 Milestone Parkway, Suite 400, Hanover, MD 21076.

Code of Ethics

KEYW has adopted a code of business conduct and ethics applicable to all of our officers including our CEO and CFO, directors, and employees. A copy of that code is available on our corporate website at www.keywcorp.com. The policies and procedures address a wide array of professional conduct, including, but not limited to:

Conduct	Political Contributions, Activities and Public Positions
Public Disclosure	Government Officials and Company Personnel
Legal Compliance	Payments to Employees of Customers or Suppliers
Government Business	Conflict of Interest
Company Records and Accounts	Compliance with Tax and Currency Laws
Insider Trading	Import and Export
Vigilant Reporting	Time Recording
Indoctrination	Reporting of Violations

Any person may receive a copy of this Code of Ethics at no charge by contacting the Company’s Chief Administrative Officer via mail, email to corporatesecretary@keywcorp.com or by phone at 443-733-1600.

Employees with complaints or concerns may report these through the KEYW OpenBoard which provides an anonymous and confidential method for reporting any issues or concerns. Employees may present concerns anonymously through OpenBoard at 866-265-3857. Confidential reports also may be submitted by mail addressed to the Corporate Secretary for delivery to the board of directors, submitted online at https://www.openboard.info/keyw/index.cfm or by e-mail at keyw@openboard.info.

Communication between Stockholders and Directors

The board of directors recommends that stockholders initiate any communications with the board of directors in writing and send them in care of the Corporate Secretary. Stockholders can send communications by e-mail to corporatesecretary@keywcorp.com, by fax to 443-733-1801 or by mail to Corporate Secretary, The KEYW Holding Corporation, 7740 Milestone Parkway, Suite 400, Hanover, MD 21076. This centralized process will assist the board of directors in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended board recipient should be noted in the communication. The board of directors has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the board of directors has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in her discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the board of directors’ consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

Director Attendance at Board Meetings and Annual Meeting

The board of directors held six meetings during 2011. The board of directors held four independent directors meetings without management during 2011. Each director attended more than 75% of the total number of meetings of the board and committees on which they served. It is the policy of the Company and board of directors that all directors attend the Annual Meeting of Stockholders and be available for questions from the stockholders. It is anticipated that all directors nominated for election at the Annual Meeting will be in attendance at the Annual Meeting.

Board Leadership Structure

The Company is led by Leonard E. Moodispaw, who has served as the Chief Executive Officer, President & Chairman of the board of directors of KEYW since it began operations on August 4, 2008 and is the founder of KEYW. All six of our other directors satisfy NASDAQ independence requirements. Caroline Pisano is formally identified as the lead independent director. Independent directors head each of the three primary committees — the audit committee, the compensation committee, and the nominating and corporate governance committee, and each of the committees is comprised solely of independent directors.

We believe that our current board leadership structure is suitable for us. The Chief Executive Officer is the individual selected by the board of directors to manage the Company on a day to day basis, and his direct involvement in our business operations makes him best positioned to lead productive board strategic planning sessions and determine the time allocated to each agenda item in discussions of the Company’s short- and long-term objectives.

Board Role in Risk Oversight

The role of the board of directors in the risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. In connection with its reviews of the operations of the Company’s business units and corporate functions, the board of directors considers and addresses the primary risks associated with those units and functions. The full board of directors regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed.

In addition, each of the committees, and particularly the audit committee, plays a role in overseeing risk management issues that fall within each committee’s areas of responsibility. Senior management reports on at least a quarterly basis to the audit committee on the most significant risks facing the Company from a financial reporting perspective and highlights any new risks that may have arisen since the audit committee last met. The audit committee also meets regularly in executive sessions with the Company’s independent registered public accounting firm and reports any findings or issues to the full board of directors. Other committees meet in executive sessions as necessary. In performing its functions, the audit committee and each committee of the board of directors has full access to management, as well as the ability to engage advisors. The board of directors receives reports from each of the committees regarding each committee’s particularized areas of focus.

Director Compensation

Directors who are full-time employees of KEYW receive no additional compensation for their service as directors. With respect to non-employee directors, our philosophy is to provide competitive compensation necessary to attract and retain outstanding people to our board of directors. The compensation committee reviews annually the form and amount of director compensation, and as part of its review of the compensation policies of KEYW, has sought input from Grant Thornton as to director compensation practices of similarly-situated companies.

For 2011, the board of directors and the compensation committee approved the following changes to non-employee director compensation levels:

•	Annual retainer of $30,000 for board service;
•	Audit committee chairperson retainer of $10,000;
•	Compensation committee chairperson retainer of $5,000;
•	Ethics committee chairperson retainer of $5,000; and
•	Nominating and corporate governance committee chairperson retainer of $5,000.

The table below summarizes the compensation paid by KEYW to non-employee directors for the fiscal year ended December 31, 2011.

Director Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Bill Campbell	32,500	—	32,500
Pierre Chao	20,000	—	20,000
John Hannon	—	—	—
Ken Minihan	27,500	—	27,500
Art Money	32,500	—	32,500
Caroline Pisano	37,000	—	37,000

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The following discussion provides an overview and analysis of the compensation programs applicable to each person that served as our principal executive officer or principal financial officer during 2011 and our three other most highly compensated executive officers for 2011 (referred to herein as our Named Executive Officers, or NEOs), and certain executive compensation 2011 and 2012 policies. This section also explains our general compensation philosophy and objectives and how we made compensation decisions for our NEOs for 2011. Our NEOs in 2011 were:

•	Len Moodispaw — President & Chief Executive Officer;
•	John Krobath — Chief Financial Officer;
•	Mark Willard — Chief Impact Officer;
•	Kim DeChello — Chief Administrative Officer; and
•	Ed Jaehne — Chief Strategy Officer.

This discussion contains forward looking statements based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Compensation Philosophy and Objectives

The overall goal of our compensation programs is to attract, retain, and motivate qualified, talented and diverse leaders who are enthusiastic about our mission and culture by providing competitive compensation and benefits to our executive officers consistent with our focus on controlling costs. We believe that compensation plays a role in, but is not the exclusive means of, achieving these goals. Non-financial attributes, such as a rewarding and innovative work environment, challenging projects, and career growth opportunities also help us to attract and motivate the leaders we seek to employ at KEYW.

We aim to design our compensation programs so that our executive officers are motivated both to achieve strong short-term (annual) performance goals and to contribute to the creation of long-term stockholder value. Accordingly, a significant portion of each executive’s total compensation is tied to the achievement of annual performance goals and to long-term stock appreciation. In addition, we believe that annual incentive compensation for our executive officers should be based primarily on the achievement of objective corporate financial goals, with the flexibility to also reward our executives for exceptional contributions to the achievement of these goals or for the achievement of specific individual goals or other corporate performance goals.

Change of Control and Severance Benefits

We have change-of-control and severance provisions in the employment agreements in place for our NEOs. For a further discussion of the change-of-control and severance provisions applicable to our NEOs see “Employment Agreements” and “Potential Payments upon Termination or a Change of Control” below.

Determination of Executive Compensation

Role of Compensation Committee and Board of Directors.  We established a compensation committee of our board of directors in January 2009 to review and recommend to our board of directors compensation for our executive officers, including our NEOs. Prior to that time, compensation decisions were reviewed and approved by our full board of directors, as part of the formation and start-up of KEYW. Since its formation, the compensation committee has been responsible for:

•	reviewing and recommending corporate goals and objectives as they relate to executive compensation;
•	evaluating the performance of executive officers;

•	overseeing the administration of incentive and equity-based compensation plans;
•	recommending new plans, plan amendments, and/or the termination of current plans;
•	recommending board of directors’ compensation, such as retainers, chairperson fees, or equity grants; and
•	overseeing the work of external consultants advising KEYW on compensation matters.

For a more detailed description of the role of our compensation committee, see “Board Committees —Compensation Committee” above.

Role of Management.  Our Chief Executive Officer participates in meetings of our compensation committee upon the request of its members and in meetings of our board of directors as a member of the board and makes recommendations to the compensation committee and board of directors with respect to base salary, the setting of performance targets, the amounts of any short-term and long-term incentive compensation and equity awards for our executive officers. The compensation committee also works with our Chief Financial Officer and Chief Administrative Officer in evaluating the financial, accounting, tax and retention implications of our various compensation programs. Neither Mr. Moodispaw nor any of our other NEOs participates in deliberations relating to his or her own compensation.

Assessment of Competitive Practices and Role of Compensation Consultant.  We believe that competitive compensation programs are critical in attracting, retaining and motivating the talent KEYW needs to achieve its stated objectives. In the third quarter of 2009, our board of directors engaged Grant Thornton LLP, “Compensation Consultant”, to assist the compensation committee in its assessment of the competitiveness of our executive compensation practices. Pursuant to its engagement, the Compensation Consultant completed a benchmarking analysis of total direct compensation for top executives and other key employees and made recommendations to management and the compensation committee regarding executive and key employee compensation. In addition, the Compensation Consultant assisted in the design of a new annual incentive plan and a new long-term incentive plan for KEYW executives and employees commencing in 2011. See “— Components of Executive Compensation” below, for further discussion of our annual incentive and long-term incentive plans. The Compensation Consultant performed its work under the direction and authority of the board of directors and the compensation committee, with input from management.

In May 2011, our board of directors engaged a Compensation Consultant to complete a series of benchmark activities to understand changes to executive and independent director compensation practices since the last study was conducted in 2009 prior to going public. The Compensation Consultant’s benchmarking analysis was based on two distinct peer groups (direct and indirect peers) which it developed jointly with executive management. We believe Direct Peers should serve as the primary reference point for evaluating the reasonableness of pay levels while practices should be shaped by a broader index including Indirect Peers.

The first peer group developed by the Compensation Consultant and executive management and examined by the compensation committee consisted of companies that are comparable to KEYW with respect to industry and size as measured by revenues. The compensation committee reviewed companies that provide similar services/products to the Intelligence Community, which we refer to as the Direct Peer Group. The Direct Peer Group was as follows:

•	Aerovironment, Inc.
•	American Science & Engineering, Inc.
•	Cogent, Inc.
•	Dynamics Research Corporation
•	Geoeye

•	Globe Communication Systems, Inc.
•	Integral Systems, Inc.
•	ICF International
•	Mercury Computer Systems
•	Sourcefire

The second peer group developed by the Compensation Consultant and executive management and examined by the compensation committee consisted of indirect competitors as follows:

•	Astronics Corporation
•	Booz Allen Hamilton
•	CACI International
•	Digitalglobe
•	Ducommun
•	Flir Systems
•	Global Defense Tech & Systems

•	Kratos Defense Security Solutions
•	Mantech International Corporation
•	NCI
•	SRA International
•	Symantec Corporation
•	Verint Systems
•	Viasat

The Compensation Consultant also utilized published survey data from the following sources:

•	2010/2011 Watson Wyatt Top Management Compensation Report;
•	2010 Mercer Executive Benchmark Database; and
•	Western Management Group 2010 — Government Contractors Compensation Survey.

The Compensation Consultant used these peer groups and industry surveys to present to the compensation committee data about salary, bonus and equity compensation at the 25th, 50th and 75th percentiles and the relative mix of these components of total compensation for executive and senior personnel positions at these comparable companies and in comparable industry and company groups. We use this compensation data as a reference point when setting compensation levels. Our compensation committee maintains discretion in determining the nature and extent to which this data is applied.

Components of Executive Compensation

The chart below lists and describes the elements currently included in our executive compensation program and summarizes our purpose in providing each such element. As further described below under “— Annual Incentives,” we did not have an annual incentive program in place for our executives for our 2009 fiscal year. We did include annual cash incentives as a component of our executive compensation program for 2010 and 2011.

Compensation Component	Description	Purpose
Base Salary	Base compensation for performing core responsibilities and contributions to the Company.	Provide steady source of income based primarily on scope of responsibility and years of experience.
Annual Incentives	Annual cash incentive opportunities are provided for under the KEYW Annual Incentive Plan and are expressed as a percentage of base salary. Threshold, target, and maximum incentive opportunities are established based on corporate, business unit, and individual goals.	Ensure focus on specific annual goals, provide annual performance-based cash compensation, and motivate achievement of critical short-term performance metrics.
Long-Term Incentives	Equity grants provided under our equity incentive plans to all executives and employees. Equity award types provided for include Stock Options and Restricted Stock.Cash-based incentives also may be provided from time to time under our long-term incentive plan.	Align the interests of executives with stockholders, provide for executive ownership of stock, attract, retain and motivate key talent, and reward long-term growth of the business.
Discretionary Awards	One-time awards of cash or equity.	Intended to recognize exceptional contributions to KEYW’s business by individual executives and employees.
Retirement, Health, & Welfare Benefits	Includes benefits such as:

•   Health, dental and vision insurance
•   Life and disability insurance
•   Long Term Care
•   Paid Time Off & Holidays
•   Company 401(k) contributions
	• Employee Stock Purchase Plan.	These benefits are part of our broad-based total compensation program, available to all full-time employees of the Company.

Base Salary.  Base salary is intended to provide executives with a base level of regular income for performance of their essential duties and responsibilities. In general, base salaries for our NEOs are initially negotiated with the executive at the time executives are hired, and reviewed annually by our compensation committee and board of directors, with input from our Chief Executive Officer (other than with respect to himself). In determining base salaries, we consider the executive’s qualifications and experience, salaries of executives in similar positions at comparable companies as described above under “— Determination of Executive Compensation — Assessment of Competitive Practices and Role of Compensation Consultant,” and internal comparisons of the relative compensation paid to members of our executive team.

As described above, the Compensation Consultant conducted a benchmarking analysis of total direct compensation for top executives and other key employees, which contained recommendations as to base salaries of our NEOs. The initial compensation target is the midpoint of the salary range of the benchmarking analysis. For 2011, the compensation committee approved the following increases to the base salary of our executive officers over 2010 base salaries based on a review of the Compensation Consultant’s analysis and recommendations and the recommendations of our Chief Executive Officer (as to other executive officers) because overall base salaries are below the median market levels from the benchmark analysis.

Name/Title	2010 Base Salary	2011 Base Salary	Percentage Increase
Len Moodispaw President and Chief Executive Officer	$350,002	$415,002	18.57%
John Krobath Chief Financial Officer	$225,014	$250,016	11.11%
Mark Willard Chief Impact Officer	$240,011	$275,018	14.59%
Kim DeChello Chief Administrative Officer and Secretary	$200,013	$225,014	12.50%
Ed Jaehne Chief Strategy Officer	$200,013	$210,018	5.00%

Annual Incentives.  Prior to January 2010, the Company did not have an annual incentive plan. Effective January 2010, we adopted the KEYW Annual Incentive Plan, which we refer to as the annual incentive plan, or AIP. In general, all of our employees may become eligible to participate in the AIP, with our Chief Executive Officer retaining discretion to determine which employees (other than executive officers) are included in the AIP on a year-to-year basis. Approval of the compensation committee is required with respect to the inclusion of any of our executive officers in the AIP. The AIP is intended to:

•	Motivate eligible employees to achieve annual financial performance goals, other corporate goals or individual goals, depending on the level of seniority and responsibilities of the employee;
•	Reward employees for achievement of financial, business unit, and individual performance targets that contribute to the creation of long-term stockholder value; and
•	Provide maximum flexibility to reward individual employee performance and innovation.

Under the AIP, annual incentive opportunities are established each year as a percentage of each eligible employee’s base salary. For our Chief Executive Officer and other executive officers, performance goals and incentive opportunities are recommended by the compensation committee and determined by the board of directors in the first quarter of the fiscal year to which the award relates. For our Chief Executive Officer and other executive officers, annual incentive payments under the AIP are tied to company-wide financial performance targets. In establishing the AIP, the compensation committee and the board of directors assessed that company-wide financial performance targets best gauge the performance of KEYW’s senior management team in growing short- and long-term stockholder value. For 2011, the compensation committee determined to set company-wide financial performance targets for our Chief Executive Officer and other executive officers based on the achievement of a combination of specified target revenue and specified target EBITDA, measured after giving effect to payments to employees under the AIP, which we refer to as the 2011 financial target. In particular, the compensation committee and the board of directors determined to weight achievement of the 2011 financial target at 60% on the achievement of target revenue and 40% on the achievement of target EBITDA.

Annual incentive plan payouts for 2011 for our Chief Executive Officer and other executive officers were based on the extent to which actual revenue and EBITDA performance (weighted as described above) met the 2011 financial target, based on a sliding scale of performance. For our NEOs, actual revenue and EBITDA performance were required to achieve a minimum level of 90% of the 2011 financial target for awards to be paid under the AIP. For employees that are not executive officers, actual revenue and EBITDA performance were required to achieve a minimum level of either 80% or 90% of the 2011 financial target (or in the case of non-executive employees for which other performance targets were established, 80% or 90% of such other performance target), depending on the particular employee’s job title and position. For 2011, the Chief Executive Officer’s incentive opportunity ranged from 37.5% to 112.5% of base salary, with a target of 75%

of base salary. For each other executive officer, his or her incentive opportunity ranged from 25% of base salary to 75% of base salary, with a target of 50% of base salary.

The following table sets forth the minimum, target and maximum annual incentive payments potentially payable to our Chief Executive Officer and our other executive officers based on the percentage achievement of the 2011 financial target. The table is based on 2011 annual salaries. Performance below 90% fails to meet the minimum standard for an AIP payment.

Name	2011 Base Salary	Payment Level/Percentage Achievement of 2011 Financial Target
		Minimum/90%	Target/100%	Maximum/110%
Len Moodispaw	$415,002	$155,626	$311,252	$466,877
John Krobath	$250,016	$62,504	$125,008	$187,512
Mark Willard	$275,018	$68,755	$137,509	$206,264
Kim DeChello	$225,014	$56,254	$112,507	$168,761
Ed Jaehne	$210,018	$52,505	$105,009	$157,514

AIP awards are paid in cash. The amount payable pursuant to each award will be determined by the compensation committee based on achievement of the applicable performance targets. Under the AIP, the compensation committee has the discretion to increase or decrease the amount of the payout to an executive officer based on individual performance, provided such payout does not exceed the maximum payout permitted to the executive officer under the AIP. Additionally, the compensation committee may not make a discretionary increase in payment under the AIP to an executive officer subject to the $1,000,000 limit on compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), if the Company is intending to qualify the AIP awards for an exception to the compensation limit for such executive officer under Section 162(m) of the Code.

Our compensation committee determined that the 2011 plan included financial performance targets for both KEYW and certain non-seasoned acquisitions. The financial target at the Minimum/90% level was not achieved for KEYW but was achieved for the acquisitions. Therefore, the compensation committee approved the payment of a bonus to the CEO and other executive officers based on a combination of subsidiary and individual performance. See also, “— Summary Compensation Table” and “— Grants of Plan Based Awards” herein.

Long-Term Incentives.  We believe that our executives should have a continuing stake in our long-term success. We believe that equity compensation is the best means of aligning the interests of our executives and employees to the interests of our stockholders and of incentivizing our executives and employees to contribute to the long-term growth of stockholder value. We require our executives to hold a significant equity interest in our Company. See also — “Stock Ownership Guidelines” herein.

In 2009, we awarded stock options and restricted stock awards to our NEOs under The KEYW Corporation 2008 Stock Incentive Plan (the 2008 Plan) and outside the 2008 Plan. These awards were made pursuant to initial equity awards for new hires and in response to the benchmark compensation analysis performed by the Compensation Consultant, described above, which indicated that the equity component of our executive officers’ total compensation was under-weighted as compared to the peer companies reviewed in the Compensation Consultant analysis. Under the 2008 Plan, no stock options or restricted stock awards were awarded in 2010. In 2011, we awarded stock options and restricted stock awards to our NEOs under The KEYW Holding Corporation 2009 Stock Incentive Plan (the 2009 Plan). See “— Executive Compensation Tabular Disclosures — Grants of Plan-Based Awards Table” for a detailed description of equity awards made to our NEOs from 2009 to 2011 and “Executive Compensation — Equity Incentive Plans” for a detailed description of the 2008 and 2009 Plans.

Generally awards granted under the 2008 Plan vest ratably on an annual basis over five years. No option or stock awards to NEOs in 2009 departed from the standard five year vesting other than the following: (i) our CFO received 70,000 shares of restricted stock, issued pursuant to the 2008 Plan, which vest ratably on an annual basis over three years; (ii) our CFO was awarded options to purchase 195,000 shares of common stock outside of the 2008 Plan, which vest ratably on an annual basis over three years; and (iii) restricted stock awards to NEOs totaling 32,500 restricted shares, not issued under the 2008 Plan, that cliff vest on December 2, 2012. In addition, in early 2009, the board of directors determined to modify the vesting of awards so as to have these awards vest ratably on an annual basis over three years with an initial 25% vesting immediately. The board of directors determined that such three-year vesting would be applied to future awards.

As part of the board of directors’ and compensation committee’s review of competitive compensation practices conducted in the fourth quarter of 2009, the board of directors and compensation committee adopted a new long-term incentive plan, which we refer to as the long-term incentive plan or LTIP, which sets forth KEYW’s long-term incentive compensation policy for its executive officers and other employees. The LTIP applies with respect to long-term incentive compensation awards beginning in 2010. The LTIP is designed to:

•	attract, retain, and motivate key contributors to KEYW’s profitability and growth;
•	align employee and stockholder interests;
•	share the benefits of appreciation in the value of KEYW’s common stock with key contributors; and
•	facilitate stock ownership by key contributors.

The LTIP sets forth the framework KEYW intends to use for the award of long-term incentive compensation, and contemplates that KEYW may award various types of equity-based awards under its equity plans on an annual basis, including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units (“RSUs”), performance shares, performance units, and other stock-based awards. The LTIP also contemplates awards linked to the value of our common stock but that are payable in cash. The type and mix of equity-based compensation awards made under the LTIP may vary from year-to-year based on KEYW’s compensation philosophy, employment needs, and business goals. To date, we have only issued stock options and restricted stock under the LTIP.

Under the LTIP, long-term incentive awards are to be awarded annually to eligible employees.

In the near term, we anticipate that equity grants will be comprised mainly of stock options and restricted stock, based on the board of directors’ and compensation committee’s review of competitive compensation practices conducted in 2009 and 2011.

These analyses included an analysis of the group of peer companies selected by Compensation Consultant (as listed above) based on their relevance to our markets, size, and location and other market data to discern broader compensation trends in the market, as described above under “— Determination of Executive Compensation — Assessment of Competitive Practices and Role of Compensation Consultant.” We expect LTIP awards to be made in January or February of each year based on prior year performance.

Retirement, Health, & Welfare Benefits.  We operate in a competitive market for highly skilled technical and management staff who also hold high-level security clearances. As a result, our benefits programs must be competitive with those of our competitors since employees in our industry typically look at the complete compensation program being offered, including retirement, health and welfare benefits. Our benefits programs are available to all of our full-time employees and include health, dental and vision insurance, life insurance, disability insurance, long-term care, paid time off, company contributions under our 401(k) plan and employee stock purchase plan. We believe that it is important to maintain a competitive benefits program that complements our salary structure and confirms the commitment we have to maintaining a rewarding and enjoyable work environment.

Compensation Actions in Fiscal 2011

Our compensation committee continually reviews our compensation policies and practices. The review of these policies and practices is intended to further support the goals and objectives of our compensation programs as a whole. The following describes the compensation policies and practices that our compensation committee reviewed for 2011.

In the Company’s Proxy Statement filed on July 15, 2011, the board of directors of the Company recommended that shareholders vote (i) to approve the compensation of the Company’s NEOs (“Say-on-Pay”) and (ii) for the option of having a Say-on-Pay vote every three years. As previously reported, at the

Company’s 2011 annual meeting, the Company’s shareholders approved the Say-on-Pay proposal and approved an annual Say-on-Pay Vote by a majority of the votes cast.

The Company considered the majority support by the shareholders for the Company’s 2010 compensation as affirmation that the current compensation philosophy is on target with market peers and aligned with shareholder interests. The Company does not anticipate any major change to the current compensation philosophy other than initiatives described herein.

In the advisory vote on the frequency of holding the Say-on-Pay vote, 12,779,711 shares voted for one year, 264,465 shares voted for two years, 7,999,102 shares voted for three years, 156,600 shares abstained and there were 2,320,024 broker non-votes. The Company has considered the outcome of this advisory vote. Although a majority of the votes of the Company’s shareholders were cast at the Annual Meeting in favor of holding an annual, non-binding advisory vote on executive compensation, approximately 38% of the votes cast on the non-binding advisory “say on pay frequency” proposal were voted in favor of holding the non-binding advisory “say on pay” vote every three years.

Further, the board considered:

•	The advantage of a longer term perspective that a triennial vote would bring, in light of the significant equity component of the Company’s compensation program with vesting over three or more years, the value of which is directly linked to share performance. Further, a vote every three years provides a longer term compensation history and business performance track record against which to measure management's strategic long-term business decisions and more frequent votes may focus undue attention on the particular year being reported as opposed to the longer term focus the Company is seeking to achieve through its compensation policies.
•	Shareholder support for the past executive compensation reflected in the shareholder approval of “say on pay” at the Company’s 2011 annual meeting.
•	The board’s recommendation contained in the proxy statement for the Company’s 2011 Annual Meeting of Stockholders that the advisory “say on pay” vote be held every three years.

While the Company believes the views of its shareholders are important, in light of all of the above factors, the board has decided to conduct future shareholder advisory votes on executive compensation every three years until the next required “say on pay frequency” vote. As such, the next “say on pay” advisory vote will be held at the Company’s Annual Meeting of Stockholders to be held in 2014 unless the board of directors determines that a different frequency for such votes is in the best interests of the Company’s shareholders or until the next advisory “say on pay frequency” vote is held.

We made several significant changes to our executive compensation plans and employment agreements in the last year as we completed the transition from private company to publicly traded company as follows:

•	Modified employment agreements for our senior executives to remove long-term fixed contracts and replace them with short-term evergreen contracts that, unless otherwise terminated in accordance with their terms, renew on an annual basis for an additional year;
•	Included “clawback” provisions in NEO employment agreements for all incentive compensation arrangements under which NEOs will be required to reimburse certain compensation under certain circumstances;
•	Replaced full excise tax gross-up payment for payments that exceed the safe harbor threshold by more than 10% with a “Best Net” provision;
•	Instituted an Executive Ownership Guidelines Policy; and
•	Granted performance based stock options to our management team to align their compensation with shareholder performance expectations.

The details of the above items are all discussed within this proxy statement.

In January 2011, we issued LTIP grants to our NEOs totaling 19,800 restricted stock shares and non-qualified stock options to purchase 181,000 shares with a strike price of $14.57. The restricted stock cliff vests in 2014 and the options vest 25% on the grant and 25% on each of the first three anniversaries of the grant date.

In 2011, the compensation committee approved the increase of individual employee limits to a maximum of 1,000 shares per quarter effective January 2012 under the company’s Employee Stock Purchase Plan (“ESPP”). The ESPP was implemented on January 1, 2010. The ESPP offers a maximum 5,000,000 (five million) shares of Common Stock for purchase by employees over the ten year life of the ESPP. Employees are able to purchase shares through accumulated payroll deductions at 85% of the fair market value of the shares based on the closing sales price of the shares on the purchase date, which shall occur at the end of each fiscal quarter.

Compensation Actions in 2012

On January 27, 2012 AIP awards were paid based on 2011 NEO performance. KEYW did not meet the minimum financial metric targets; however, certain subsidiaries deemed key to the compensation committee’s evaluation of performance did meet financial targets. Under its discretion as provided by the plan, the compensation committee determined to award additional cash awards to the NEOs based on individual performance on non-defined targets such as integration of all previous acquisitions.

Payments were as follows:

NEO	Annual Incentive Plan (AIP) Performance Award	AIP Discretionary Award	Total
Len Moodispaw(1)	$0	$0	$0
John Krobath	18,751	31,259	50,000
Mark Willard	20,626	29,374	50,000
Kim DeChello	15,001	34,999	50,000
Ed Jaehne	15,001	9,999	25,000

(1)	The compensation committee approved a $100,000 bonus payment for 2011 AIP/cash award to Mr.Moodispaw based on his performance and their confidence in him. Mr. Moodispaw declined the bonus payment to demonstrate his commitment to improving share value and aligning his interests with the shareholders.

In February 2012, we issued LTIP grants to our NEOs totaling 40,500 restricted stock shares and non-qualified stock options to purchase 121,500 shares with a strike price of $7.41. The restricted stock cliff vests in February 2015 and the options have performance-based vesting based on attainment of financial performance goals: 50% in February 2013, 25% in February 2014 and 25% in February 2015. If performance is not met prior to first vesting, the option is canceled. Our inclusion of performance based options for the first time is evidence that we are focused on vehicles that can be worth nothing if we do not perform in either long-term goals or in growing share value.

In March 2012, we amended some NEO employment agreements to ensure compliance with Section 409A as well as include an evergreen termination date clause. The changes were made in order to more clearly define payment terms for severance payments per Section 409A, as well as extend the current employment agreements that were set to expire in August 2012. The amendments removed long-term fixed contracts and replaced them with short-term evergreen contracts that, unless otherwise terminated, renew on an annual basis for an additional year.

In May 2012, we established a “Stock Ownership Guidelines” Policy to align the financial interests of KEYW executives and Board members with those of the Corporation’s shareholders. The policy is applicable to all non-employee Directors and identified executives. Participants must have beneficial ownership of the Corporation in accordance with the following schedule:

Leadership Position	Value in Share/Number of Shares/% of Ownership
Non-Employee Member of Board	25,000 shares
President and CEO	6x annual base salary
Executive Vice Presidents	3x annual base salary
Other Section 16 Filers	1x annual base salary

Participants may satisfy their ownership guidelines with equity with the following: shares owned directly, shares owned indirectly (i.e. by spouse or trust), stock options and warrants (vested and/or exercisable within 60-days and in-the-money), or restricted stock.

Once a participant has achieved the requisite level of ownership, the guideline will be considered met going forward unless a participant sells shares and/or receives a salary adjustment, at which time compliance will be re-evaluated.

In June 2012, we amended some NEO employment agreements to add “clawback” provisions and to replace full excise tax gross-up provision for payments that exceed the safe harbor threshold by more than 10% with a “Best Net” provision. See “Amended Employment Agreements” herein for details.

Tax and Accounting Considerations

Section 409A.  With the assistance of outside compensation consultant, in 2011 we completed our review of employment agreements for compliance with Section 409A of the Code, and reviewed our other executive compensation and benefits plans for compliance with Section 409A of the Code.

Section 162(m).  Section 162(m) of the Code limits our ability to deduct compensation paid in any given year to a “covered employee” (which includes all of the NEOs other than the CFO) in excess of $1.0 million. After the end of the “grandfather” period set forth under Section 162(m), as much as practicable, we will attempt to structure the compensation paid to our NEOs in a manner that enables us to deduct such compensation. Compensation is not subject to this deduction limitation if it qualifies as “performance based compensation” within the meaning of Section 162(m). In the event the proposed compensation for any of our NEOs is expected to exceed the $1.0 million limitation, the compensation committee will, in making decisions about such compensation, balance the benefits of tax deductibility with its responsibility to hire, retain and motivate executive officers with competitive compensation programs. We may approve the payment of compensation that exceeds the deductibility limitation under Section 162(m) in order to meet our compensation objectives or if we determine that doing so is otherwise in the interest of our stockholders.

Accounting for Stock-Based Compensation (FASB ASC Topic 718 Compensation — Stock Compensation, formerly SFAS 123(R), “FASB ASC Topic 718”).  FASB ASC Topic 718 requires the expensing of stock-based compensation, which includes equity incentive awards such as stock options and restricted stock. The expense related to stock options and restricted stock granted to certain executives and board members is determined in accordance with FASB ASC Topic 718.

Sections 280G and 4999.  Under Sections 280G and 4999 of the Code, a 20% excise tax may be levied on certain payments made to certain executives as a result of a change-of-control if such payments equal or exceed three times the executive’s “base amount” (as defined under Section 280G). In structuring our executive compensation, we seek to minimize the potential tax consequences that could arise under Sections 280G and 4999 in the event of a change-of-control of KEYW.

Compensation Policies and Practices as they Relate to Risk Management

The compensation committee considers, in establishing and recommending KEYW’s employee compensation policies and practices, whether the policy or practice encourages unnecessary or excessive risk taking. The compensation committee has concluded that any risks arising from KEYW’s employee compensation policies and practices are not reasonably likely to have a material adverse effect on KEYW. Base salaries are fixed in amount and thus should not encourage unnecessary or excessive risk taking. While the annual incentive plan focuses executives on achievement of short-term or annual goals, and short-term goals may encourage the taking of short-term risks at the expense of long-term results, our annual incentive plan represents only a minority portion of each executive officer’s total compensation opportunity. The compensation committee believes that the annual incentive plan appropriately balances risk and the desire to focus executives on specific short-term goals that we believe are important to our success.

Going forward, a large percentage of the compensation provided to our executive officers and other key employees will be in the form of long-term incentive awards, which we believe are important to help further align our employees’ interests with those of our stockholders. The compensation committee believes that these awards will not encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to our stock price, and subject to long-term vesting schedules, to help ensure that employees have significant value tied to long-term stock price performance.

Compensation Committee Report

The Compensation Committee, which is composed solely of independent directors of the Board of Directors, assists the Board in fulfilling its responsibilities with regard to compensation matters, and is responsible under its charter for determining the compensation of KEYW’s executive officers. The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement and KEYW’s 2011 Annual Report on Form 10-K with management, including our CEO, Leonard E. Moodispaw, and our CFO, John E. Krobath. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement and KEYW’s 2011 Annual Report on Form 10-K.

Compensation Committee

Arthur L. Money
William I. Campbell
John G. Hannon

Summary Compensation Table

The following table sets forth the aggregate compensation awarded to, earned by, or paid to our Named Executive Officers (NEOs) in the last three fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(6)(7)		Option Awards ($)(6)(7)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(8)		Total ($)
Len Moodispaw President and Chief Executive Officer	2011	412,502	—		94,705		353,694		—	(1)	43,480		904,381
	2010	348,080	—		—		—		131,300	(3)(4)	59,304		538,684
	2009	300,040	1,100,000	(5)	41,250		159,828		—		1,032,473	(9)	2,633,591
John Krobath(11) Chief Financial Officer	2011	249,054	—		58,280		119,319		50,000	(2)	227,353	(10)	704,006
	2010	224,053	—		—		26,786		56,300	(3)	44,488		351,627
	2009	120,969	—		412,500	(12)	515,829	(9)	—		19,501		1,068,799
Mark Willard Chief Impact Officer	2011	273,671	—		58,280		127,841		50,000	(2)	59,708		569,500
	2010	238,881	—		—		—		60,000	(3)	65,250		364,131
	2009	210,621	—		27,500		53,276		—		39,442		330,839
Kim DeChello Chief Administrative Officer	2011	215,399	—		48,081		106,534		50,000	(2)	57,679		477,693
	2010	198,769	—		—		—		50,000	(3)	58,511		307,280
	2009	167,669	—		27,500		53,276		—		33,118		281,563
Ed Jaehne(13) Chief Strategy Officer	2011	206,169	—		29,140		63,921		25,000	(2)	48,454		372,684
	2010	199,280	—		—		14,441		50,000	(3)	49,189		312,910
	2009	94,308	—		27,500		76,776		—		5,131		203,715

(1)	The compensation committee approved a $100,000 bonus payment for 2011 AIP to Mr. Moodispaw based on his performance and their full confidence in him. Mr. Moodispaw declined the bonus payment to demonstrate his commitment to improving share value and aligning his interests with the shareholders.
(2)	On January 27, 2012 AIP awards were paid based on achievement of applicable performance targets of some subsidiaries. KEYW did not meet the minimum targets but the compensation committee, under their discretion provided by the plan, determined to award additional cash awards to the NEOs based on their individual performance on non-defined targets such as integration of all previous acquisitions into one KEYW.
(3)	2010 AIP awards were paid January 28, 2011 based on the achievement of the applicable performance targets as determined by the compensation committee. See table title “Payment Level/Percentage Achievement of 2010 Financial Target” above in Executive Compensation.
(4)	Mr. Moodispaw invested a portion of this bonus in KEYW common stock by purchasing 10,000 shares on February 11, 2011.
(5)	Reflects the portion of the one-time bonus we paid Mr. Moodispaw in 2009 to cover the purchase price of certain common stock and warrants subsequently purchased by Mr. Moodispaw in 2009. See “Compensation Discussion and Analysis — Components of Executive Compensation — Discretionary Awards” above.
(6)	Amounts reported in this column reflect the aggregate grant date fair value as calculated under FASB ASC Topic 718. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements which are included elsewhere in this Form 10-K, for a description of the assumptions used in making these calculations.
(7)	Equity awards granted to our NEOs in 2010 and 2011 were issued out of our 2009 Plan. Equity awards granted to our NEOs in 2009 were issued out of our 2008 Plan with the exception of 195,000 shares of non-qualified stock options to our CFO which were not part of the 2008 or 2009 plans. See “— Executive Compensation — Equity Incentive Plans” for a description of our 2009 and 2008 Plans.
(8)	Represents KEYW matching contributions under our 401(k), employee stock purchase plan, paid time off (PTO) payouts of amounts over the accrual limits, plan and premiums paid by KEYW for health, dental, vision, long-term care, life and disability insurance, as well as an expense allowance to cover miscellaneous non-travel business expenses. Except as described in footnotes (9 and 10) to the Summary

Compensation Table, none of the benefits included in the “All Other Compensation” column above for any of our NEOs exceeds the greater of $25,000 or 10% of the total amount of benefits for that NEO.
(9)	Reflects the portion of the one-time bonus we paid Mr. Moodispaw in 2009 as a gross-up payment to cover taxes associated with the company paying Mr. Moodispaw the purchase price for certain common stock and warrants subsequently purchased by Mr. Moodispaw in 2009. See “Compensation Discussion and Analysis — Components of Executive Compensation — Discretionary Awards” above.
(10)	Includes gain on restricted stock vesting in the amount of $184,200.
(11)	Mr. Krobath’s employment commenced on May 6, 2009.
(12)	We provided Mr. Krobath with an initial equity award of 20,000 options in connection with the commencement of his employment, and equity awards of 75,000 shares of restricted stock and 220,000 options in 2009 which the compensation committee recommended and the board of directors approved to grant to Mr. Krobath to raise his equity ownership in the Company to an acceptable level for his position in the Company.
(13)	Mr. Jaehne’s employment commenced June 15, 2009.

Grants of Plan-Based Awards Table

The following table sets forth the equity incentive plan awards made to the NEOs during fiscal year 2011.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All other stock awards: Number of shares of stock or units (#)(2)	All other options awards: Number of securities underlying options (#)(3)	Exercise price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)(4)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Len Moodispaw	1/31/11	155,626	311,252	466,877	—	—	—	6,500	83,000	14.57	448,399
John Krobath	1/31/11	62,504	125,008	187,512	—	—	—	4,000	28,000	14.57	177,599
Mark Willard	1/31/11	68,755	137,509	206,264	—	—	—	4,000	30,000	14.57	186,121
Kim DeChello	1/31/11	56,254	112,507	168,761	—	—	—	3,300	25,000	14.57	154,615
Ed Jaehne	1/31/11	52,505	105,009	157,514	—	—	—	2,000	15,000	14.57	93,061

(1)	Amounts in these columns show the range of payouts that was possible under the Company’s AIP based on performance during 2011, as described in the Compensation Discussion and Analysis section above. The actual bonus amounts that were paid in 2012 based on 2011 performance are shown in the Summary Compensation table above in the column titled “Non-Equity Incentive Plan Compensation”.
(2)	These awards are scheduled to vest on January 31, 2014, subject to continued employment with us through that date.
(3)	Non-Qualified Stock Options granted under the 2009 Plan. These awards are scheduled to vest with respect to 25% of the award on grant date in each of 2011, 2012, 2013 and 2014.
(4)	Amounts reported in this column reflect the aggregate grant date fair value as calculated under FASB ASC Topic 718. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements, which are included elsewhere in this Form 10-K, for a description of the assumptions used in making these calculations.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the equity awards outstanding as of the end of fiscal year 2011 held by each NEO.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(2)
Len Moodispaw	20,750	62,250	14.57	1/30/2021	6,500	(3)	48,100
	37,500	37,500	5.50	10/15/2019	7,500	(4)	55,500
					30,980	(5)	228,942
John Krobath	7,000	21,000	14.57	1/30/2021	4,000	(3)	29,600
	3,750	3,750	12.65	10/26/2020	5,000	(4)	37,000
	142,500	77,500	5.50	10/15/2019	20,000	(6)	148,000
	8,000	12,000	5.50	7/15/2019
Mark Willard	7,500	22,500	14.57	1/30/2021	4,000	(3)	29,600
	12,500	12,500	5.50	10/15/2019	5,000	(4)	37,000
					22,000	(5)	162,580
Kim DeChello	6,250	18,750	14.57	1/30/2021	3,300	(3)	24,420
	12,500	12,500	5.50	10/15/2019	5,000	(4)	37,000
					22,000	(5)	162,580
Ed Jaehne	3,750	11,250	14.57	1/30/2021	2,000	(3)	14,800
	2,500	2,500	10.00	7/27/2020	5,000	(4)	37,000
	12,500	12,500	5.50	10/15/2019	1,500	(5)	11,085
	4,000	6,000	5.50	7/15/2019

(1)	The grant date is 10 years and one day prior to the expiration date.
(2)	Market value for this purpose is determined based on the number of shares outstanding multiplied by our stock price of $7.40 on December 30, 2011, less any award price per share.
(3)	These awards are scheduled to vest on January 31, 2014, subject to continued employment with us through that date.
(4)	These awards are scheduled to vest on December 2, 2012, subject to continued employment with us through that date.
(5)	These awards are scheduled to vest on July 31, 2012, subject to continued employment with us through that date. Award price was $0.01 per share.
(6)	This award is scheduled to vest on April 1, 2012.

Option Exercises and Stock Vested at Fiscal Year End

The following table shows the number of shares acquired by each of the NEOs during 2011 through stock option exercises and vesting of restricted stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Len Moodispaw	—	—	30,980	(2)	228,942
John Krobath	—	—	20,000		148,000
Mark Willard	—	—	22,000	(2)	162,580
Kim DeChello	—	—	22,000	(2)	162,580
Ed Jaehne	—	—	1,500	(2)	11,085

(1)	Market value for this purpose is determined based on the number of shares vested multiplied by our stock price of $7.40 on December 30, 2011, less any award price per share.
(2)	Award price was $0.01 per share.

Employment Agreements

We have entered into employment agreements with all of our NEOs. Each agreement provides for retention of the NEO for an employment term continuing through August 3, 2012, which we refer to as the “guaranteed employment term.” In addition, each agreement provides that if we terminate the employment of the NEO without “cause” or for “disability” prior to the expiration of the guaranteed employment term, the NEO is entitled to receive compensation and benefits otherwise payable to him or her through the later to occur of August 3, 2012 or the last day of actual employment, whichever is greater. Pursuant to the employment agreements, upon the expiration of the guaranteed employment term, an NEO’s employment is converted to “at-will” employment and the NEO is no longer entitled any severance payments under the employment agreement. Payment and benefit levels were not based on independent competitive analysis but represent what we believed to be reasonable protections. Severance and change-in-control protections provided for in the employment agreements were not considered when making decisions on compensation elements as those protections were provided specifically to attract and retain executive management and provide certainty of employment and the opportunity to benefit from long-term appreciation in equity value during KEYW’s initial growth.

On March 12, 2012 we entered into amended employment agreements for the following NEOs: Len Moodispaw, John Krobath, Mark Willard and Kim DeChello. Mr. Jaehne’s employment agreement was not amended. The amendments changed the guaranteed employment term which ran through August 2012 by extending the term date to February 28, 2014. An evergreen clause was added to allow automatic extensions for successive additional years unless the Company notifies the employee in writing that the employment period shall not be extended. The amendments also state that applicable payments for change of control (discussed below) will be within sixty (60) days of the occurrence. The compensation committee determined it was in the Company’s best interest to enter into these amendments in order to retain the current NEOs as well as establish the evergreen feature for future agreements to attract and retain senior management since it is typical market practice to include such a feature. The amended agreements give the Company flexibility by having shorter rolling term agreements that can be terminated annually versus the longer commitments with fixed terms.

The agreements also provide for the payment of certain amounts to the NEO upon a “change of control” that occurs within the guaranteed employment term. Under each employment agreement “change of control” is defined as the occurrence of any of (w) an acquisition after the date of the employment agreement by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 50% of the voting securities of KEYW, (x) the dissolution or liquidation of KEYW or a merger, consolidation, or reorganization of KEYW with one or more other entities in which KEYW is not the surviving entity, unless the holders of KEYW’s voting securities immediately prior to such transaction continue to hold at least 51% of such securities following such transaction, (y) the consolidation or sale of all or substantially all of the assets of KEYW in one or a series of related transactions, or (z) the completion by KEYW of an agreement to which KEYW is a party or by which it is bound, providing for any of the events set forth in the above clauses (w), (x) or (y).

Specifically, the agreements provide that upon a change of control, the following occurs:

1)	CEO — The CEO is entitled to receive a cash payment in an amount equal to three (3) times (the total of the employee’s current base salary plus the greater of (the total cash bonuses paid during the last 24 months divided by two (2) or (current year’s target annual incentive opportunity)). If employment is terminated within one (1) year following the change-in-control, employee will be entitled to receive compensation and severance benefits for the remainder of the guaranteed employment period or for twelve (12) months, whichever is greater. This qualifying termination is if the Company terminates the employee without cause or at-will by the employee for “good reason”. Employee will continue to have health care, dental, disability or life insurance benefits for three years following the change-of-control. Further, subject to any overriding laws, the Company shall not be required to provide health care, dental, disability or life insurance benefits otherwise receivable by employee if employee is actually covered or becomes covered by an equivalent benefit (at the same or lesser cost to employee, if any) from another source. Any such benefit made available to Employee shall be reported to the Company. Stock options will remain exercisable for a period of one (1) year following termination, and any outstanding equity awards shall vest immediately upon the change-of-control. The company will provide a gross-up payment if payments exceed the IRS “safe harbor” limit by more than 10%. To the extent payments are less than or equal to 10% of the safe harbor, then payments are reduced to the safe harbor amount to avoid any excise tax liability.
2)	NEOs, other than the CEO — The NEO is entitled to receive a cash payment in an amount equal to two (2) times the (total of the employee’s current base salary plus the greater of (the total cash bonuses paid during the last 24 months divided by two (2) or (current year’s target annual incentive opportunity)). If employment is terminated within one (1) year following the change-in-control, employee will be entitled to receive compensation and severance benefits for the remainder of the guaranteed period or for twelve (12) months, whichever is greater. This qualifying termination is if the Company terminates the employee without cause or at-will by the employee for “good reason”. Employee will continue to have health care, dental, disability or life insurance benefits for three years following the change-of-control. Further, subject to any overriding laws, the Company shall not be required to provide health care, dental, disability or life insurance benefits otherwise receivable by employee if employee is actually covered or becomes covered by an equivalent benefit (at the same or lesser cost to employee, if any) from another source. Any such benefit made available to employee shall be reported to the Company. Stock options will remain exercisable for a period of one (1) year following termination, and any outstanding equity awards shall vest immediately upon the change-of-control. The company will provide a gross-up payment if payments exceed the IRS “safe harbor” limit by more than 10%. To the extent payments are less than or equal to 10% of the safe harbor, then payments are reduced to the safe harbor amount to avoid any excise tax liability.

The right of each NEO under his or her employment agreement to receive payment upon a change of control is commonly referred to as a “single trigger” payment right (i.e., the NEO’s employment does not have to be terminated following the change of control for the executive to receive the cash payment). The board of directors and compensation committee considered the inclusion of a single trigger payment mechanism upon a change of control as part of the full package of benefits contained in each NEO’s employment agreement. The board of directors and compensation committee believe that it is important for KEYW, in attracting and retaining executive management that it provide certainty of employment and the opportunity to benefit from long-term appreciation in equity value during KEYW’s initial growth. There has been considerable consolidation of companies within our industry and attracting high-level management can be difficult in that environment. Accordingly, as described above, the employment agreements provide each NEO with a guaranteed employment term through February 28, 2014 (August 3, 2012 in the case of Mr. Jaehne). If KEYW is acquired in a change of control prior to February 28, 2014 (August 3, 2012 in the case of Mr. Jaehne), the board of directors and compensation committee believe it is important in attracting and retaining executive management that they be compensated for the termination of their guaranteed employment term and for potentially foregoing the long-term appreciation in equity value that they might realize if the company were to continue operating independently until February 28, 2014 (August 3, 2012 in the case of Mr. Jaehne). By providing that the executive is paid on a change of control regardless of whether the executive has been terminated or demoted or has otherwise experienced any diminution in compensation or duties, the board of directors believes that it is providing its NEOs with a reasonable and desirable level of financial security in the event that we experience a change-of-control prior to February 28, 2014 (August 3, 2012 in the case of Mr. Jaehne).

We believe that the single trigger provision contained in several of our employment agreements with senior executives is appropriate when the uniqueness of our structure is considered. The overall structure of our employment agreements, our executive ownership requirements and the relatively insignificant amount of the potential change in control payments to potential deal values make the single trigger appropriate for our company.

Our employment agreements allow for employees to terminate their employment at will, given certain notice period requirements. This requirement does not change with a change of control, nor does the employment agreement terminate in conjunction with a change in control payment. The payment is simply a term within the context of the larger agreement and the remaining terms of the agreement remain in effect. We have established, and the executives currently maintain, above average ownership requirements for our senior executives that have single trigger clauses in their contracts. This level of ownership aligns shareholder and executive interests with respect to transactions that could trigger the change in control clauses. The value of the change in control payments is less than the amount of individual equity the executives have in the company. Lastly, the amount of our single trigger change in control payments is not significant.

Each employment agreement also contains confidentiality and proprietary information protection provisions to the benefit of KEYW and non-competition and non-solicitation covenants applicable to the NEO during his or her term of employment and for a one-year period following termination of the NEO’s employment with KEYW. Further, each employment agreement provides for reimbursement by KEYW of all reasonable, ordinary and necessary business, travel or entertainment expenses incurred by the NEO in the performance of his or her services to KEYW in accordance with KEYW’s policies.

Under each employment agreement “cause” is defined as (a) a good faith finding by KEYW that (i) the NEO has failed to perform his or her reasonably assigned duties and has failed to remedy such failure within 10 days following written notice from KEYW to the NEO notifying him or her of such failure, or (ii) the NEO has engaged in dishonesty, gross negligence or misconduct; (b) the conviction of the NEO of, or the entry of a pleading of guilty or nolo contendere by the NEO to, any crime involving any felony; (c) the NEO has breached fiduciary duties owed to KEYW or has materially breached the terms of his or her employment agreement or any other agreement between the NEO and KEYW; or (d) the failure of the NEO to maintain his or her security clearance if such clearance is necessary to perform the duties assigned to the NEO under his or her employment agreement.

The agreements contain the following specific terms for each 2011 NEO:

Len Moodispaw.  Mr. Moodispaw’s employment agreement provides for his employment as President and Chief Executive Officer during the guaranteed employment period. Under his employment agreement, Mr. Moodispaw is entitled to an initial base salary of $350,002 per year, subject to the approval of the board of directors, who may from time to time alter his base salary. In addition, Mr. Moodispaw is entitled to certain benefits, including vacation, health insurance and other insurance benefits.

John Krobath.  Mr. Krobath’s employment agreement provides for his employment as Executive Vice President, Chief Financial Officer during the guaranteed employment period. Under his employment agreement, Mr. Krobath is entitled to an initial base salary of $225,014 per year, subject to the approval of the board of directors, who may from time to time alter his base salary. In addition, Mr. Krobath is entitled to certain benefits, including vacation, health insurance and other insurance benefits.

Mark Willard.  Mr. Willard’s employment agreement provides for his employment as Executive Vice President during the guaranteed employment period. Under his employment agreement, Mr. Willard is entitled to an initial base salary of $240,011 per year, subject to the approval of the board of directors, who may from time to time alter his base salary. In addition, Mr. Willard is entitled to certain benefits, including vacation, health insurance and other insurance benefits.

Kim DeChello.  Ms. DeChello’s employment agreement provides for her employment as Executive Vice President, Secretary during the guaranteed employment period. Under her employment agreement, Ms. DeChello is entitled to an initial base salary of $200,013 per year, subject to the approval of the board of directors, who may from time to time alter her base salary. In addition, Ms. DeChello is entitled to certain benefits, including vacation, health insurance and other insurance benefits.

Ed Jaehne.  Mr. Jaehne’s employment agreement provides for his employment as Vice President, Chief Strategy Officer during the guaranteed employment period. Under his employment agreement, Mr. Jaehne is entitled to an initial base salary of $200,013 per year, subject to the approval of the board of directors, who may from time to time alter his base salary. In addition, Mr. Jaehne is entitled to certain benefits, including vacation, health insurance and other insurance benefits.

In June 2012, the Company entered into amended employment agreements for the followings NEOs: Len Moodispaw, John Krobath, Mark Willard and Kim DeChello. The amended agreements added clawback provisions and changed the excise tax gross-up provision to a “Best Net” provision as summarized below:

Notwithstanding any other provisions in this Agreement, any performance based compensation paid or payable to Employee pursuant to this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation, order or stock exchange listing requirement, will be subject to such deductions and clawback (recovery). If the financial statements of the Company are restated for any reason other than for accounting changes that require retrospective treatment or other external reasons not attributable to the Company and its compilation of the financial statements, any cash awards paid based on the financial statements will be recalculated based on the restated financial statements and the affected employees will have their compensation adjusted. If the compensation is reduced, the employee will be responsible for repaying the difference and if the compensation is increased, the Company will pay that additional compensation. The clawback period will extend for three years from the date of award payment. Employee specifically authorizes the Company to withhold from their future wages any amounts that may become due under this provision. The section shall survive termination of this agreement for a period of two years.

In the case of equity awards, any shares issued in excess of the amounts calculated in the restatement will be returned to the Company if possible. If the shares have already been disposed of at the time of the restatement, the awardee will return the proceeds from the sale to the Company. If the shares have been gifted or otherwise transferred, then an equal number of shares will be returned to the Company.

This clawback provision will be terminated in conjunction with any transaction whereby a change of control is deemed to have occurred and KEYW as a publicly traded corporation no longer exists.

In the event that it is determined that total payments following a change-of-control would be subject to the excise tax imposed by Section 4999 of the Code then (i) if the total payments exceed the safe harbor threshold by less than 10%, the payments will be reduced to the safe harbor amount; or (ii) if the total payments exceed the safe harbor threshold by more than 10%, the executive shall be entitled to receive the “Best Net” for the aggregate severance payments and benefits. The executive will receive either the full amount of severance payments and benefits or an amount reduced to the extent necessary so that the executive incurs no excise tax, whichever results in the executive receiving the greater amount, taking into account applicable taxes, as well as the excise tax.

Potential Payments Upon Termination or Change of Control

The employment agreements for our NEOs, described above, have certain provisions that provide for payments to them (a) in the event of the termination of their respective employment without cause and (b) upon a change of control. Upon the occurrence of a Change of Control, KEYW or its successor in interest shall pay to the NEO in immediately available funds a cash payment based on the terms of their respective Employment Agreements. In the event the NEO’s employment is terminated solely by the Company without Cause, or due to the NEO’s disability, the Company shall pay to the NEO the compensation and benefits otherwise payable to him through the last day of his actual employment by the Company or through the remainder of his Employment Period, whichever is greater. These payments are conditioned on execution of a waiver and release agreement and shall be paid within ten days after the release becomes effective and such revocation rights have lapsed.

In addition, our equity plans provide that, upon a change of control (as defined in our 2008 Plan and 2009 Stock Incentive Plan), our board of directors may elect to cause all outstanding shares of restricted stock and all outstanding stock options awarded under the 2008 Plan and 2009 Stock Incentive Plan to become immediately exercisable for a period of fifteen days prior to the scheduled consummation of the change of control. See “Executive Compensation — Equity Incentive Plans” for a detailed description of the terms of our equity incentive plan.

The following table sets forth the Company’s estimated payment obligations under the amended employment agreements that would arise in the event of (i) the termination of the NEO’s employment without cause or (ii) a change of control of KEYW. The estimated payments assume that the relevant termination or change of control occurred as of December 31, 2011, using the price of our common stock as of December 30, 2011, which was $7.40 per share. The table below reflects amended employment agreements.

	TERMINATION WITHOUT CAUSE			CHANGE-OF-CONTROL
	Severance Pay ($)(1)	Welfare Benefits Continuation ($)(1)	Total ($)	Cash Payment ($)(2)	Accelerated Vesting of Stock Options ($)(3)(4)	Accelerated Vesting of Restricted Stock ($)(3)(4)	Total ($)
Len Moodispaw	951,658	29,522	981,180	2,178,761	71,250	332,542	2,582,553
John Krobath	562,137	28,197	590,334	750,048	170,050	214,600	1,134,698
Mark Willard	624,374	28,438	652,812	825,053	35,625	229,180	1,089,858
Kim DeChello	511,230	12,843	524,073	675,043	23,750	224,000	922,793
Ed Jaehne	139,379	8,680	148,059	630,053	35,150	62,885	728,088

(1)	See “Executive Compensation — Employment Agreements” above for a description of the severance payment and benefits continuation that would be payable to the NEO upon termination without cause.
(2)	See “Executive Compensation — Employment Agreements” above for a description of the calculation of the cash payment owed to an NEO upon a change of control.
(3)	Assumes full vesting of stock options and restricted stock awards in connection with a change of control. See “Executive Compensation — Equity Incentive Plan” below for a description of the potential acceleration of stock options and restricted stock awards in connection with a change of control.
(4)	Calculated based on our common stock share price of $7.40 as of December 30, 2011.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2011 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(1)
Equity compensation plans approved by security holders	2,043,673	$9.42	1,341,479
Equity compensation plans not approved by security holders)	—	—	—
TOTAL	2,043,673		1,341,479

(1)	The securities remaining for future issuance are from our 2009 Stock Incentive Plan. This Plan has a maximum amount of shares available for issuance of 12,000,000 with a soft cap of 12% of the outstanding shares available for issuance.

Retirement Plans

The Company currently has five qualified defined contribution retirement plans. The first is The KEYW Corporation Employee 401(k) Plan, which includes a contributory match 401(k) feature for KEYW employees. As of January 1, 2010, the Plan calls for an employer matching contribution of up to 10% of eligible compensation. Total authorized contributions under the matching contribution feature of the Plan were $4.1 million, $3.2 million and $1.6 million, in 2011, 2010 and 2009, respectively. There were no discretionary contributions during any period.

The second Company qualified contribution retirement plan is the Sycamore.US, Inc. 401(k) Plan, which includes a contributory match 401(k) feature for former Sycamore employees. The Plan calls for an employer matching contribution of $0.50 on every $1.00 up to 6% of eligible compensation. Total authorized contributions under the matching contribution feature of the Plan were approximately $866,000 in 2011 and $53,000 for the period subsequent to acquisition in 2010 and there were no discretionary contributions during that time.

The third Company qualified contribution retirement plan is the Everest Technology Solutions Retirement Plan, which includes a contributory match 401(k) feature for former Everest employees. The Plan’s employer match is based on a three-year cliff vesting and provides for an employer matching contribution of up to 6% of eligible compensation. Total authorized contributions under the matching contribution feature of the Plan were approximately $803,000 in 2011 and $58,000 for the period subsequent to acquisition in 2010 and there were no discretionary contributions during that time.

The fourth Company qualified contribution retirement plan is the JKA Retirement Plan, which includes a contribution match for former JKA employees in addition to a Safe Harbor contribution of 3% of employee salary and a 1% profit contribution. The Plan’s employer match was dollar for dollar up to 6% of eligible compensation. All Plan contributions had a one-year cliff vesting from the time of contribution. Total authorized contributions under the Plan were $291,000 in 2011 subsequent to being acquired.

The fifth Company qualified contribution retirement plan is the FASI Retirement Plan, which includes a contribution match for former FASI employees. The Plan calls for a fixed 3% Safe Harbor non-elective employer contribution plus a discretionary employer profit sharing contribution. All employer contributions are vested immediately. Total authorized contributions under the Plan were $433,000 in 2011 subsequent to being acquired.

The Company converted the Sycamore.US, Inc. 401(k) Plan, the Everest Technology Solutions Retirement Plan, and the JKA Retirement Plan into The KEYW Corporation Employee 401(k) Plan effective January 1, 2012.

Employee Stock Purchase Plan

We adopted the Employee Stock Purchase Plan (the “ESPP”) on September 3, 2010. The ESPP offers a maximum of 5,000,000 million shares of Common Stock for purchase by employees over the ten year life of the ESPP. Employees are able to purchase shares through accumulated payroll deductions at 85% of the fair market value of the shares based on the closing sales price of the shares on the purchase date, which will occur at the end of each fiscal quarter. Individual employees are limited to a maximum of 1,000 shares per quarter under the ESPP. The Company has elected to use open market purchases for all shares issued under the ESPP.

Options to Purchase Securities

The Company has established several stock incentive plans. The purpose of these plans are to enhance our ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve KEYW and to expend maximum effort to improve the business results and earnings of KEYW, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of KEYW.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval and Ratification of Transactions with Related Persons

We have adopted a related person transactions policy pursuant to which our executive officers, directors and principal stockholders, including their immediate family members, are not be permitted to enter into a related person transaction with us without the consent of our audit committee, another independent committee of our board of directors or the full board. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members, in which the amount involved exceeds $120,000 will be required to be presented to our audit committee for review, consideration and approval. All of our directors, executive officers and employees will be required to report to our audit committee any such related person transaction. In approving or rejecting the proposed agreement, our audit committee will take into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we should discover related person transactions that have not been approved, the audit committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction. A copy of our related person transactions policy is available on our website at www.keywcorp.com.

Transactions with Related Persons

Set forth below is a summary of any transactions occurring since December 31, 2010, or currently proposed transaction, that involve us and one or more of our (i) directors, (ii) executive officers, or (iii) beneficial owners of more than 5% of our common stock outstanding (a “5% stockholder”) (or any of the foregoing person’s affiliates or associates) (which we refer to collectively as “related persons”), in each case, in which the amount involved in the transaction exceeds or will exceed $120,000.

Salary.  Gwen Pal, who is our Vice President and Chief Compliance Officer, is the daughter of Len Moodispaw, our Chief Executive Officer and a member of our board of directors. In 2011, Ms. Pal’s annual salary was approximately $99,622.

PROPOSAL 1 — ELECTION OF DIRECTORS

Directors/Nominees

At the Annual Meeting, seven (7) directors of the Company will be elected, each to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified. Each of the nominees named below have consented to serve if elected. In case any of the nominees is not a candidate for director at the Annual Meeting, an event which management does not anticipate, it is intended that the enclosed Proxy will be voted by the proxy holder for a substitute nominee, if any, designated by the board of directors, unless the authority to vote for the management nominee(s) is withheld in the Proxy.

The following sets forth information provided by the nominees as of July 13, 2012, all of whom are currently serving as directors of the Company and all of whom have consented to serve if reelected by our stockholders.

Leonard E. Moodispaw, [69], has served as the Chief Executive Officer (CEO), President & Chairman of the board of directors of KEYW since it began operations on August 4, 2008 and is the founder of KEYW. Prior to the founding of KEYW, Mr. Moodispaw was President and Chief Executive Officer for Essex Corporation, from 2000 until January 2007, and Chairman of the board of directors of Essex from 2005 to January 2007. Essex provided advanced signal, image, information processing, information assurance and cybersecurity solutions, primarily for U.S. Government intelligence and defense customers, as well as for commercial customers. In 2007, Essex was acquired by Northrop Grumman, where Mr. Moodispaw served as a Vice President, responsible for managing Essex as a subsidiary within Northrop Grumman Mission Systems from January 2007 to July 2008.

Mr. Moodispaw also served as Chief Operating Officer of Essex Corporation from 1998 to 2000. Prior to that time, he was President of ManTech Advanced Systems International, Inc., a subsidiary of ManTech International Corporation. Prior to his time with ManTech Advanced Systems International, Inc., Mr. Moodispaw served in several positions of the former Essex subsidiary, System Engineering and Development Corporation, including president, chief administrative officer and general counsel.

From 1965 to 1978, Mr. Moodispaw was a senior manager in the National Security Agency (NSA) and later engaged in the private practice of law. Mr. Moodispaw is the founder of the Security Affairs Support Association (now known as INSA) that brings government and industry together to solve problems of mutual interest. He also serves as the chairman of the proxy board of the VT US, a subsidiary of Babcock, a public U.K. company. He also serves on proxy boards for KLAS, LTD and Segovia Inc.

Mr. Moodispaw earned a Bachelor of Science degree in Business Administration from the American University in Washington, D.C., a Master of Science degree in Business Administration from George Washington University in Washington, D.C., and a Juris Doctorate degree in Law from the University of Baltimore, Maryland.

Mr. Moodispaw’s history with the Company and leadership role since its founding has provided him with unique qualifications to serve as the Chairman of our board of directors. He previously served as President, Chief Executive Officer and Chairman of the board of directors of Essex, a former public company in our industry. His prior managerial experience at other companies in our industry and work with and for government agencies such as the NSA augments his range of knowledge and gives him experience on which he can draw in leading the Company.

William I. Campbell, [68], has been a director at KEYW since July 16, 2009. Mr. Campbell is currently a Senior Advisor to the Chairman for JPMorgan Chase & Co. where he was most recently Chairman of Chase Card Services, the nation’s second largest credit card organization. From 2005 to 2007 he served as Chairman of Visa International, leading the organization to its IPO in 2008, the largest in U.S. history. With an extensive consumer products and financial services management background, Mr. Campbell also serves as President of Sanoch Management, a consulting and investment firm for financial companies, start-ups, and venture capital firms. Prior to his executive roles at JPMorgan Chase and its predecessors, and the formation of Sanoch Management, Mr. Campbell oversaw Citigroup’s Global Consumer Business, including global branch banking and credit cards. He became Chief Executive Officer of Global Citibank in 1996 and Chief Executive Officer of Citigroup’s Global Consumer Business a year later. Before joining Citicorp in 1995, Mr. Campbell spent

28 years at Philip Morris, including five years as Chief Executive Officer of Philip Morris USA. He began his career in Canada in brand management in 1967 and eventually served as President of the Asian region for Philip Morris, EVP of Marketing and Sales for Philip Morris USA, and EVP of Strategic Planning for Philip Morris Companies. He currently serves as a director to the following privately held companies: BTI Systems, Inc., First Beverage Group, Focus Financial Partners LLC, Intervolve, Inc., LeadDog Marketing Group, Houghton Mifflin Harcourt, Mu Sigma, Inc. and Syncapse. Mr. Campbell earned a Bachelor’s degree in Economics from the University of Alberta in 1965 and a Master’s degree in Business Administration from the University of Western Ontario in 1967.

Mr. Campbell’s business experiences in a diverse group of major public companies, including service as the CEO of Philip Morris USA and in numerous executive positions in the financial services industry, gives our board of directors a perspective on national and global economic developments and valued experience in the operations of large organizations.

Pierre A. Chao, [46], has been a director at KEYW since October 27, 2010. Mr. Chao is a Managing Partner and co-founder of Renaissance Strategic Advisors. From 2003-2007, Mr. Chao was the Director of Defense-Industrial Initiatives at the Center for Strategic and International Studies, a Washington D.C. based, non-partisan defense and foreign policy think tank. From 1999 to 2003, Mr. Chao was a managing director and senior aerospace/defense analyst at Credit Suisse First Boston (CSFB), where he was responsible for following the U.S. and global aerospace/defense industry. He remained a CSFB independent senior adviser with the Equity Research group and then Investment Banking from 2003 to 2006. Prior to joining CFSB, Mr. Chao was the senior aerospace/defense analyst at Morgan Stanley Dean Witter from 1995 to 1999 and he was the senior aerospace/defense industry analyst at Smith Barney during 1994. Prior to his career as a Wall Street analyst, Mr. Chao was a director at JSA International, a Boston/Paris-based management-consulting firm that focused on the aerospace/defense industry. Mr. Chao was also a co-founder of JSA Research, an equity research boutique specializing in the aerospace/defense industry. Before signing on with JSA, he worked in the New York and London offices of Prudential-Bache Capital Funding as a mergers and acquisitions banker focusing on aerospace/defense.

Mr. Chao brings over 25 years of management consulting, investment banking and policy expertise in the aerospace/defense industry. Mr. Chao earned dual Bachelor of Science degrees in Political Science and Management Science from the Massachusetts Institute of Technology (MIT). He is a holder of the right to use the Chartered Financial Analyst designation.

John G. Hannon, [75], has been a director at KEYW since August 22, 2008. Previously he served as a Director of Essex from September 2000 to 2007. From early 2000 to 2002, Mr. Hannon was the managing member of Networking Ventures, L.L.C., a privately held company that invested in technology companies. From 1979 to March 2000, Mr. Hannon served as the Chief Executive Officer of Pulse Engineering, Inc. an information security and signals processing company which was sold in March 2000. Mr. Hannon started his business career in 1963 after serving in the United States Marine Corps. Since that time, he has been involved in numerous entrepreneurial ventures. He is a past Director of the Armed Forces Communications and Electronics Association.

Mr. Hannon’s significant institutional knowledge of the Company provides valuable insight to our board of directors. His prior managerial experience and military service brings an enhanced understanding of government contract focused business to board deliberations.

Kenneth A. Minihan, [68], (Lt. General (Ret) USAF) has been a director at KEYW since August 22, 2008. Lt. General Minihan is a Managing Director of Paladin Capital Group and is focused on the development and implementation of new investment opportunities for Paladin’s Homeland Security Fund. Prior to joining Paladin, Lt. General Minihan was the 14th Director of the National Security Agency (NSA)/Central Security Service. While at the NSA, he was instrumental in the definition and implementation of the National Information Assurance Program. During his military service, Lt. General Minihan developed extensive experience in making new technologies operational and implementing leading edge services and products in a competitive environment where lives were often at risk. During the last twenty years of the Cold War and the transition to the Information Age, he was instrumental in the definition and selection of technology solutions to solve many difficult national security information needs. Throughout that time, Lt. General Minihan helped set the performance standards for information enterprise operations. Lt. General Minihan was the most recent Chairman and President of the Security Affairs Support Association (now known as INSA), which focuses on shared government and industry national intelligence and technology challenges. He also is a member of the Air Force Association, the National Military Intelligence Association and other national organizations. He has substantial experience in capital raising, enterprise operations, business development and business readiness assurance. He devotes considerable attention to and consults on national security affairs. Lt. General Minihan has a Bachelor of Arts degree from Florida State University, a Master of Arts degree from the Naval Postgraduate School, and has completed executive development programs at the University of Illinois and Harvard University. Among his awards and decorations are the National Security Medal, the Defense Distinguished Service Medal, the Bronze Star, the National Intelligence Distinguished Service Medal, and the Legion of Merit. He serves as a Director on the following boards: BAE Systems, Inc., ManTech International Corporation, Lacent Government Solutions, Lexis Nexis Special Services, American Government Solutions and CGI Federal.

Lt. General Minihan’s depth of knowledge from his military service and as a director of the NSA brings valuable expertise to our board of directors. Further, his business experience with Paladin Capital Group brings industry expertise to our board that is compounded by his public sector service.

Arthur L. Money, [72], has been a director at KEYW since August 22, 2008. Previously, he served as a Director of Essex Corporation from January 2003 to January 2007. He is currently President of ALM Consulting specializing in command, control, and communications, intelligence, signal processing, and information processing. Mr. Money served as the Assistant Secretary of Defense for Command, Control, Communication and Intelligence (C3I) from October 1999 to April 2001. Prior to his Senate confirmation in that role, he was the Senior Civilian Official, Office of the Assistant Secretary of Defense for C3I from February 1998. Mr. Money also served as the Chief Information Officer for the Department of Defense from 1998 to 2001. From 1996 to 1998, he served as Assistant Secretary of the Air Force for Research, Development and Acquisition, and as CIO for the Air Force. He has received distinguished public service awards from the U.S. Department of Defense (Bronze Palm), the U.S. Air Force, and the U.S. Navy. Prior to his government service, Mr. Money held senior management positions (including President from 1989 to 1995) with ESL Inc., a subsidiary of TRW, and the TRW Avionics and Surveillance Group. Mr. Money serves on numerous United States Government panels, boards and commissions. He currently serves on the board of Electronic Warfare Associates, Inc., NovoDynamics, Inc., Nexsan Corporation and VirtualAgility. Mr. Money received a Bachelor of Science degree in Mechanical Engineering from San Jose State University in 1965, a Master of Science degree in Mechanical Engineering from University of Santa Clara in 1970 and attended the Harvard Executive Security Program in 1985 and the Program for Senior Executives at the Massachusetts Institute of Technology in 1988.

Mr. Money’s service in the intelligence sector and on the boards of numerous public companies and with sophisticated advisory groups, combined with his prior management experience in the private sector, brings a breadth of knowledge to our board of directors.

Caroline S. Pisano, [45], has been a director at KEYW since August 22, 2008. Previously, she was a Director of Essex Corporation from September 2000 through January 2003 and served as General Counsel and Vice President of Finance of Essex from January 2003 to June 2004. From April 2000 through December 2002, Ms. Pisano was a member of Networking Ventures, L.L.C. From August 1996 to March 2000, Ms. Pisano served as General Counsel and Chief Financial Officer of Pulse Engineering, Inc., an information security and signal processing company which was sold in March 2000. From August 1992 to July 1996, Ms. Pisano served as a senior transactional attorney with the law firm of Wechsler, Selzer, and Gurvitch, Chartered. From June 1988 to August 1990, Ms. Pisano, was a certified public accountant, practiced public accounting and specialized in high tech and biotech companies. Ms. Pisano received her Juris Doctorate degree from the Washington College of Law at the American University in Washington, D.C. Ms. Pisano graduated Magna Cum Laude with a Bachelor of Science degree in Accounting from the University of Maryland. Although Ms. Pisano is an attorney and an accountant she likes to follow Jimmy Buffett’s advice and “say what you mean, mean what you say”. Ms. Pisano has four children and enjoys volunteering at her children’s public schools.

Ms. Pisano’s significant institutional knowledge of the Company’s field of work gives our board of directors valuable insight into our operations. Her prior managerial experience brings insightful business knowledge to bear on our board deliberations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Executive Officers

The following sets forth information provided by the executive officers as of July 13, 2012 (other than Leonard Moodispaw, for whom biographical information is included above under “Directors/Nominees”):

John E. Krobath, [45], has served as the Chief Financial Officer of KEYW since joining in May 2009. Mr. Krobath is responsible for all accounting and finance activities of a government contracting company, DCAA cost structures and compliance, treasury management, and budgeting. Prior to joining KEYW, he was the Chief Financial Officer and/or Controller for Horne International from September 2005 to May 2009. Horne International is a publicly traded government contracting company consisting of four diverse international operating companies and one holding company. From 1993 to 2004, Mr. Krobath held financial positions of increasing responsibility, including positions as Finance Manager, Controller, Manager of Business Operations, and Director of Financial Operations, at several companies. He supported several defense contractors during that time including ITT Industries and Kratos Defense and Security Solutions. Mr. Krobath holds a Bachelor of Science degree in Business Administration in Accounting from James Madison University in Harrisonburg, VA and a Master of Science degree in Business Administration in Finance from George Mason University in Fairfax, VA. He enjoys sports and the outdoors. He believes that preparation is the key to opportunity.

Mark A. Willard, [52], has served as the Chief Impact Officer of KEYW since its founding in August of 2008. In this position, he has played a key role in developing a strong operations team. In his current role he is responsible for ensuring that the goals for revenue and profit are met and assists the CEO in formulating current and long-range plans, objectives and policies. He provides leadership to senior management related to organization, business development and financial management and ensures clarity of objectives and focus for senior managers and operations personnel. He has over 30 years of multi-disciplined management experience related to systems development, operation and life cycle support. Mr. Willard has played a key role in building an engineering capability from the ground up at four companies focused on supporting the Intelligence Community. After eight years of military service he joined ManTech and served as the Vice President of Columbia, MD Operations, responsible for building the company from 30 to over 300 personnel providing engineering services to the National Security Agency. He transitioned to Windermere in 1998. As one of Windermere’s first employees, he helped build a well established engineering development and systems integration company. Windermere was acquired by Essex Corporation in 2005 and Mr. Willard remained at the company and served as the Vice President of the Engineering & Technology Sector. When Essex Corporation was acquired by Northrop Grumman, Mr. Willard continued to build the Engineering & Technology Sector and was responsible for over 400 personnel providing services to the major Intelligence Community agencies, as well as special military. Mr. Willard served at Northrop Grumman in this capacity until his employment with KEYW in 2008. Mr. Willard has a Bachelor of Science degree in Management Sciences and has completed coursework toward a Master of Science degree in Technology Management at the University of Maryland, University College. He proudly raised 3 daughters on lessons learned from Seinfeld episodes, and is looking forward to opening our first warm climate ocean-front office someday.

Kimberly J. DeChello, [51], has served as the Chief Administrative Officer and Secretary of KEYW since its founding in 2008. Ms. DeChello is responsible for corporate administration, human resources, recruiting, stock administration and assists with mergers and acquisitions and ethics and compliance. She is responsible for developing company policies that comply with regulations and that reflect management philosophy and culture. She participates with the CEO and other executives in formulating current and long-range plans, objectives and policies. Prior to this, she was the Chief Administrative Officer at Essex Corporation, which she joined in May 1987. At Essex she served in various administrative and management capacities. She was elected Vice President in December 2003, appointed Corporate Secretary in January 1998 and Chief Administrative Officer in November 1997. She served in these positions at Essex through July 2008.

Ms. DeChello received a Master of Science degree in Human Resources Management in 2000 from the University of Maryland. Ms. DeChello also holds an Associate of Arts degree in Accounting and a Bachelor of Science degree in Criminal Justice/Criminology from the University of Maryland. She enjoys dancing and bird watching.

Edwin M. Jaehne, [59], joined KEYW Corporation in June 2009 as the Chief Strategy Officer. As Chief Strategy Officer, Mr. Jaehne is focused on innovation and the strategic growth of KEYW, expanding on existing technology and capabilities, and in communicating KEYW’s strategy, capabilities, and value to all stakeholders. He has served as KEYW’s Investor Relations Officer, working closely with the CEO and CFO to ensure effective communications with the investment community. Most recently, he is leading the launch of a new commercial venture for KEYW, focused on delivering a next generation of cybersecurity and awareness platform to critical infrastructure enterprises. This platform builds on technology and techniques used by the KEYW in protecting some of the most sensitive networks in the world. Prior to joining KEYW, Mr. Jaehne served as Vice President and Chief Strategy Officer at Essex Corporation, from 2003-2009. He is a veteran entrepreneur with over 20 years of international experience as an executive of cybersecurity companies. He is experienced in creating rapid growth companies as well as in the strategic acquisition and merger of companies to form strong solutions focused companies in both the communications and government markets. From 2000 until 2003 he operated a consulting sole proprietorship providing services to clients, including Essex. From 1996 until 2000 he served as either President or Chief Operating Officer of several cybersecurity technology companies, where he led several successful mergers and acquisitions. He started his first company, Jaehne Associates, LTD (a cybersecurity consultancy), in 1983, which he sold in 1988 to ManTech International, Inc. From 1988 until 1996, he served as President of ManTech Strategic Associates, Ltd. In 1975 he earned two Bachelor of Arts degrees (Physics and Russian) from the University of Utah. Mr. Jaehne continued at the University of Utah to earn a Master of Arts degree in Physics in 1976. In 1977, he earned a Master of Arts in the History and Philosophy of Science at the University of Toronto, Toronto, Canada. He enjoys renovating houses, challenging bulging bureaucracies wherever he finds them, and exposing the folly and foibles of lemming leadership.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors has, upon recommendation of the audit committee, selected Grant Thornton, LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012, and has further directed that the selection of such independent registered public accounting firm be submitted for ratification by the stockholders at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

PROPOSAL 3 — RATIFICATION AND APPROVAL OF THE 2013 STOCK INCENTIVE PLAN

KEYW is requesting that shareholders approve the KEYW Holding Corporation 2013 Stock Incentive Plan (the “Stock Incentive Plan”), which was approved by the Board of Directors on May 2, 2012, subject to shareholder approval. If shareholders approve the 2013 Stock Incentive Plan, it will replace the 2009 Stock Incentive Plan effective January 1, 2013.

General

In 2009, the shareholders originally approved the adoption of the Stock Incentive Plan with the number of shares of Stock available for issuance under the Plan of twelve million (12,000,000) shares; provided however that awards will not be granted in excess of twelve percent (12%) of the total issued and outstanding Stock of the Company at any given time. In order to give KEYW the flexibility to responsibly address its future equity compensation needs, KEYW is requesting that shareholders approve the 2013 Stock Incentive Plan with the material features described below (See “2013 Stock Incentive Plan: herein).

If approved, the 2013 Stock Incentive Plan would become effective January 1, 2013, and the 2009 Stock Incentive Plan would terminate on December 31, 2012. Two million (2,000,000) shares would be available for issuance under the 2013 Stock Incentive Plan.

Due to KEYW’s expanding workforce, both organically and through acquisitions, there is a need for the additional shares available for issuance to employees, under stock options, restricted stock grants or other forms of equity awards. KEYW grants every employee of the Company equity, demonstrating KEYW’s strong commitment to align not just executive compensation but employee compensation with KEYW’s long-term stock performance and shareholders’ interests.

Since 2009, we have granted the following Stock Option Grants and Restricted Stock Awards by Category:

Category	Option Grants 2009	Option Grants 2010	Option Grants 2011	Option Grants 2012 (Jan – May)	Total by Category
NEOs	400,000	7,500	181,000	121,500	710,000
Employees	325,000	345,000	318,050	438,150	1,426,200
Acquisition Employees	112,000	433,900	204,400	0	750,300
Board, Advisory Board and Consultants	50,000	25,000	22,750	200	97,950
Total Grants	887,000	811,400	726,200	559,850	2,984,450

Category	Stock Awards 2009	Stock Awards 2010	Stock Awards 2011	Stock Awards 2012 (Jan – May)	Total by Category
NEOs	97,500	0	19,800	40,500	157,800
Employees	10,000	77,500	45,000	111,500	244,000
Acquisition Employees	0	0	88,000	19,000	107,000
Board, Advisory Board and Consultants	0	0	0	0	0
Total Awards	107,500	77,500	152,800	171,000	508,800

The level of equity grants to employees relative to directors and Named Executive Officer grants is additional testament to our commitment to align total employee compensation with our long-term stock performance. Ownership in our Company is important in attracting and retaining employees in a very difficult hiring market and having the shares to hire and retain helps set us apart from our competitors that do not provide ownership to every employee.

Summary Description of the 2013 Stock Incentive Plan

The principal terms of the 2013 Stock Incentive Plan are summarized below. Capitalized terms not otherwise defined herein have the meanings provided in the 2013 Stock Incentive Plan. The following summary is qualified in its entirety by the full text of the 2013 Stock Incentive Plan, which is attached to this proxy statement as Annex A.

Purpose

The Plan is intended to enhance the Company’s ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, restricted stock, restricted stock units, SARs and performance shares. Stock options granted under the Plan may be nonqualified stock options or incentive stock options.

Administration

The Board will have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law.

The Board from time to time may delegate to one or more Committees or the CEO such powers and authorities related to the administration and implementation of the Plan, as the Board may determine.

Subject to the other terms and conditions of the Plan, the Board will have full and final authority to:

(i)	designate Grantees;
(ii)	determine the type or types of Awards to be made to a Grantee;
(iii)	determine the number of shares of Stock to be subject to an Award;
(iv)	establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);
(v)	prescribe the form of each Award Agreement evidencing an Award; and
(vi)	amend, modify, or supplement the terms of any outstanding Award.

Deferral Arrangements

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals will be made in a manner that complies with Code Section 409A.

Stock Subject to the Plan

The number of shares of Stock available for issuance under the Plan will be 2,000,000 (two million). All shares of Stock issuable under the Plan may be issued as Common Stock.

The 2013 Plan imposes individual limitations on the amount of Awards, to comply with Code Section 162(m). Under these limitations, in any fiscal year of the Company during any part of which the 2013 Plan is in effect, no participant may be granted an award of more than 200,000 shares.

Adjustments in Authorized Shares

The Board will have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to the Plan will be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

Effective Data and Term

The Plan will be effective as of the Effective Date (January 1, 2013), subject to approval of the Plan by the Company’s stockholders entitled to vote thereon.

The Plan will terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in the Plan.

Eligibility

Awards may be made under the Plan to any employee, officer or director of, or other Service Provider providing services to, the Company or any Affiliate thereof. The approximate number of all such persons is 900.

Award Agreements

Each Award pursuant to the Plan will be evidenced by an Award Agreement, in such form or forms as the Board will from time to time determine, which specifies the number of shares subject to the Award.

Options

The Option Price of each Option will be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price will not be less than the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten-Percent Stockholder, the Option Price of an Incentive Stock Option granted to such Grantee will be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date.

Subject to the terms of the Plan, each Option granted under the Plan will become exercisable at such times and under such conditions as will be determined by the Board and stated in the Award Agreement.

The Board may provide, for example, in the Award Agreement for (i) accelerated exercisability of the Option in the event the Grantee’s Service terminates on account of death, Disability or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee’s Service, (iii) immediate forfeiture of the Option in the event the Grantee’s Service is terminated for Cause or (iv) unvested Options to be exercised subject to the Company’s right of repurchase with respect to unvested shares of Stock.

Generally, each Option granted under the Plan will terminate, and all rights to purchase shares of Stock thereunder will cease, upon the expiration of ten (10) years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option.

Restricted Stock and Stock Units

The Board may from time to time grant Restricted Stock or Stock Units to persons eligible to receive Awards under the Plan, subject to such restrictions, conditions and other terms as the Board may determine.

At the time an Award of Restricted Stock or Stock Units is made, the Board will establish a restriction period applicable to such Restricted Stock or Stock Units.

Each Award of Restricted Stock or Stock Units may be subject to a different restriction period. The Board may, in its sole discretion, at the time an Award of Restricted Stock or Stock Units is made, prescribe conditions that must be satisfied prior to the expiration of the restriction period, including the satisfaction of corporate or individual performance objectives or continued Service, in order that all or any portion of the Restricted Stock or Stock Units will vest.

The Board also may, in its sole discretion, shorten or terminate the restriction period or waive any of the conditions applicable to all or a portion of the Restricted Stock or Stock Units.

Holders of Restricted Stock will have the right to vote such Stock and, unless the Board otherwise provides in an Award Agreement, to receive any dividends declared or paid with respect to such Stock. In the case of unearned performance awards (shares/units), dividend payouts/dividend equivalents are prohibited.

Holders of Stock Units will have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units will be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock.

Unless otherwise provided by the Board in the applicable Award Agreement, upon the termination of a Grantee’s Service with the Company or an Affiliate thereof, any shares of Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be deemed forfeited.

Withholding Taxes

The Company will have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock or payment of any kind upon the exercise of an Option. Subject to the prior approval of the Company the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld will have an aggregate Fair Market Value equal to such withholding obligations.

Change of Control

Subject to certain exceptions upon the occurrence of a Change of Control either of the following two actions will be taken:

(i)	fifteen days prior to the scheduled consummation of a Change of Control, all shares of Restricted Stock and Stock Units will become immediately vested and all Options outstanding hereunder will become immediately exercisable unless otherwise specified in any executed executive agreements and will remain exercisable for a period of fifteen days, or
(ii)	the Board may elect, in its sole discretion, to cancel any outstanding Awards and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith) equal to the product of the number of shares of Stock subject to the Award (the “Grant Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price applicable to such Grant Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option during such period will be conditioned upon the consummation of the event and will be effective only immediately before the consummation of the event, and (ii) upon consummation of any Change of Control, the Plan and all outstanding but unexercised Options will terminate.

These above terms will not apply to any Change of Control to the extent that provision is made in writing in connection with such Change of Control for the assumption or continuation of the Options, Stock Units or shares of Restricted Stock theretofore granted, or for the substitution for such Awards for new common stock options, stock units or new shares of restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option prices, in which event the Awards theretofore granted will continue in the manner and under the terms so provided. In the event a Grantee’s Award is assumed, continued or substituted upon the consummation of any Change of Control and their employment is terminated without Cause within one year following the consummation of such Change of Control, the Grantee’s Award will be fully vested and may be exercised in full, to the extent applicable, for the period set forth in the Grantee’s Award Agreement or for such longer period as the Committee may determine.

New Plan Benefits

Future benefits under the Plan generally will be granted at the discretion of the Board and are therefore not currently determinable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE 2013 STOCK INCENTIVE PLAN.

AUDIT COMMITTEE REPORT

In performing its oversight responsibilities, the audit committee has reviewed and discussed the Company’s 2011 consolidated audited financial statements with the Company’s management. The audit committee also has discussed with the Company’s independent registered public accounting firm, Grant Thornton LLP, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements.

The audit committee has received written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.

Based on these reviews and discussions, the audit committee recommended to the board of directors that the Company’s 2011 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

The members of the audit committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including in respect of accountant’s independence. The board of directors has determined that Ms. Pisano is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended. Members of the audit committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the Company’s independent registered public accounting firm are in fact “independent.”

Audit Committee

Caroline S. Pisano, Chairperson
Arthur L. Money
John G. Hannon

You should not consider this report to be “soliciting materials” or to be “filed” with the SEC. It also is not subject to the liabilities of Section 18 of the Exchange Act. In addition, this report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the federal securities laws.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company uses Grant Thornton LLP as its principal accountant.

Grant Thornton, LLP representatives will be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

The following table shows the fees that were billed to the Corporation by Grant Thornton LLP for professional services rendered for the fiscal years ended December 31, 2011 and December 31, 2010.

Fee Category	2011	2010
(In thousands)
Audit Fees	$462,684	$133,589
Audit-Related Fees	33,600	246,861
Tax Fees	0	0
All Other Fees	61,710	59,350
Total Fees	$557,994	$439,800

Audit Fees

This category includes fees for the audit of the Company’s annual financial statements and review of financial statements included in the quarterly reports on Form 10-Q.

Audit-Related Fees

This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and are not included above under “Audit Fees”. These services include services in connection with acquisitions and stock offerings, including comfort letters to underwriters.

Tax Fees

This category includes fees for tax return preparation and related tax services.

All Other Fees

This category includes fees for products and services provided by Grant Thornton LLP that are not included in the services reported above and out-of-pocket expenses consisting primarily of travel expenses. The primary component of these fees are compensation consulting fees.

Pre-Approval of Services

The audit committee pre-approves all services, including both audit and non-audit services, provided by the Company’s independent accountants. For audit services, each year the independent auditor provides the committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the committee before the audit commences. The independent auditor also submits an audit services fee proposal, which also must be approved by the committee before the audit commences.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership of equity securities of the Company with the SEC and to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3 and Forms 4 furnished to the Company pursuant to Rule 16a-3 under the Exchange Act during its most recent fiscal year and Forms 5 with respect to its most recent fiscal year, the Company believes that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed by the respective reporting persons during the fiscal year ended December 31, 2011, except that Mr. Moodispaw filed a Form 4 relating to one transaction one day late.

Other Business

The Company knows of no other matters to be brought before the Annual Meeting. If any other matter requiring a vote of the stockholders is properly brought before the Annual Meeting, it is the intention of the persons appointed as proxies to vote with respect to any such matter in accordance with their best judgment.

It is important that proxies be returned promptly. Stockholders, whether or not they expect to attend the Annual Meeting in person, are urged to complete, sign and return the accompanying Proxy in the enclosed envelope which requires no postage if mailed in the United States or use the internet to transmit voting instructions at www.proxyvote.com.

Stockholder Proposals for the 2013 Annual Meeting

All stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) must be received by the Company not later than March 15, 2013, and must otherwise comply with the rules of the SEC for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting. Proposals should be delivered to The KEYW Holding Corporation, 7740 Milestone Parkway, Suite 400, Hanover, MD 21076, Attention: Corporate Secretary.

Except in the case of proposals made in accordance with Rule 14a-8, stockholders intending to bring any business before the 2013 Annual Meeting must deliver written notice thereof to the Secretary of the Company not less than 120 days prior to the anniversary of the date of the Proxy Statement for the preceding year’s annual meeting of stockholders (which will be March 15, 2013), nor earlier than 150 days prior to the date of the Proxy Statement for the preceding year’s Annual Meeting of Stockholders (which will be February 13, 2013). If a stockholder gives notice of such a proposal outside such window, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2013 Annual Meeting.

Annual Report and Consolidated Financial Statements

A copy of the Company’s 2011 Annual Report accompanies this Proxy Statement. Such report is not part of the proxy solicitation materials.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders of the Company may be “householding” our proxy materials. A single Proxy Statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once a stockholder has received notice from its broker that it will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder is notified otherwise or until such stockholder notifies its broker or us that it no longer wishes to participate in “householding.” If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate copy of the Proxy Statement and 2011 Annual Report and/or wishes to receive separate copies of these documents in the future such stockholder may (1) notify its broker or (2) direct its written or oral request to: The KEYW Holding Corporation, 7740 Milestone Parkway, Suite 400, Hanover, MD 21076, Attention: Corporate Secretary, 443-733-1600. Upon written or oral request, we will deliver promptly a separate copy of the Proxy Statement and 2011 Annual Report to any stockholder at a shared address to which a single copy of any of these documents was delivered.

Reference Documents

UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO THE KEYW HOLDING CORPORATION, 7740 MILESTONE PARKWAY, SUITE 400, HANOVER, MD 21076, ATTENTION: CORPORATE SECRETARY. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

Directions
KEYW’s Corporate Headquarters
7740 Milestone Parkway, Suite 400
Hanover, MD 21076
Main 443-733-1600

From Points North

•	Take MD-295 South/Baltimore Washington Parkway
•	Take the Exit for Arundel Mills Boulevard
•	Turn onto Arundel Mills Boulevard
•	Take the 1st right onto Milestone Parkway
•	Take the 1st right into the parking area

From Points South

•	Take MD-295 North/Baltimore Washington Parkway
•	Take the Exit for Arundel Mills Boulevard
•	Turn right Arundel Mills Boulevard
•	Take the 1st right onto Milestone Parkway
•	Take the 1st right into the parking area

From Baltimore/Washington International Airport

•	Take I-195 West
•	Take Exit 2N for MD-295 South/Baltimore Washington Parkway
•	Take the Exit for Arundel Mills Boulevard
•	Turn onto Arundel Mills Boulevard
•	Take the 1st right onto Milestone Parkway
•	Take the 1st right into the parking area

From Points East

•	Take SR-100 West toward Ellicott City
•	Take Exit 9A for MD-295 South/Baltimore Washington Parkway
•	Take the Exit for Arundel Mills Boulevard
•	Turn onto Arundel Mills Boulevard
•	Take the 1st right onto Milestone Parkway
•	Take the 1st right into the parking area

From Points West

•	Take SR-100 East toward Ellicott City
•	Take Exit 9A for MD-295 South/Baltimore Washington Parkway
•	Take the Exit for Arundel Mills Boulevard
•	Turn onto Arundel Mills Boulevard
•	Take the 1st right onto Milestone Parkway
•	Take the 1st right into the parking area

Annex A

THE KEYW HOLDING CORPORATION

2013 STOCK INCENTIVE PLAN

The KEYW Holding Corporation, a Maryland corporation (the “Company”), sets forth herein the terms of its 2013 Stock Incentive Plan (the “Plan”) as follows:

1.  PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, restricted stock and stock units in accordance with the terms hereof. Stock options granted under the Plan may be nonqualified stock options or incentive stock options, as provided herein.

2.  DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to a Person, any company or other trade or business that controls, is controlled by or is under common control with such Person within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary, provided that an entity may not be considered an Affiliate if it results in noncompliance with Code Section 409A.

2.2 “Award” means a grant of an Option, Restricted Stock, Restricted Stock Unit, SARs or Performance Shares under the Plan.

2.3 “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.4 “Benefit Arrangement” shall have the meaning set forth in Section 13 hereof.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate thereof, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate thereof.

2.7 “Change of Control” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity or (ii) a sale of substantially all of the assets of the Company to another person or entity.

2.8 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9 “Committee” means a committee of, and designated from time to time by resolution of, the Board, pursuant to Section 3.2 hereof, which shall consist of one (1) or more members of the Board.

2.10 “Company” has the meaning set forth in the Preamble.

2.11 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months; provided, however, that with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.12 “Effective Date” means January 1, 2013.

2.13 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.14 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith in a manner consistent with Code Section 409A.

2.15 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) controls the management of assets, and any other entity in which one or more these persons (or the Grantee) own more than fifty percent (50%) of the voting interests in such entity.

2.16 “Grant Date” means, as determined by the Board, the latest to occur of(i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

2.17 “Grant Share” shall have the meaning set forth in Section 15.3 hereof.

2.18 “Grantee” means a person who receives or holds an Award under the Plan.

2.19 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.20 “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.21 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.22 “Option Price” means the purchase price for each share of Stock subject to an Option.

2.23 “Other Agreement” shall have the meaning set forth in Section 13 hereof.

2.24 “Parachute Payment” shall have the meaning set forth in Section 13 hereof.

2.25 “Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity or organization.

2.26 “Plan” has the meaning set forth in the Preamble.

2.27 “Purchase Price” means the purchase price for each share of Stock issued pursuant to an Award of Restricted Stock or Stock Units.

2.28 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.29 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 9 hereof, that are subject to restrictions and to a risk of forfeiture.

2.30 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.31 “Service” means service as an employee, officer, director or other Service Provider of the Company or an Affiliate thereof. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be an employee, officer, director or other Service Provider of the Company or an Affiliate thereof. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.32 “Service Provider” means an employee, officer or director of the Company or an Affiliate thereof, or a consultant or adviser currently providing services to the Company or an Affiliate thereof.

2.33 “Stock” means the common stock, $0.001 par value per share, of the Company.

2.34 “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 9 hereof.

2.35 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.36 “Ten-Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

3.  ADMINISTRATION OF THE PLAN

3.1  Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and bylaws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2  Committee.

The Board from time to time may delegate to one or more Committees or the CEO such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and in other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and bylaws of the Company and applicable law. In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the applicable Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in Section 3.1 and all references herein to the Board shall be deemed to be the Committee. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive.

3.3  Terms of Awards.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i)	designate Grantees;
(ii)	determine the type or types of Awards to be made to a Grantee;
(iii)	determine the number of shares of Stock to be subject to an Award;
(iv)	establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof)

relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);
(v)	prescribe the form of each Award Agreement evidencing an Award; and
(vi)	amend, modify, or supplement the terms of any outstanding Award (provided, that, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award).

The Board’s authority hereunder specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. In addition, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

3.4  Deferral Arrangement.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.5  No Liability.

No member of the Board or of a Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6  Share Issuance/Book Entry.

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4.  STOCK SUBJECT TO THE PLAN

4.1  Number of Shares Available for Awards; Annual Per-Person Limitations.

Subject to adjustment as provided in Section 15 hereof, the number of shares of Stock available for issuance under the Plan shall be 2,000,000 (two million). All shares of Stock issuable under the Plan may be issued as Common Stock. Stock issued or to be issued under the Plan shall be authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.

The 2013 Plan imposes individual limitations on the amount of Awards, to comply with Code Section 162(m). Under these limitations, in any fiscal year of the Company during any part of which the 2013 Plan is in effect, no participant may be granted an award of more than 200,000 shares.

4.2  Adjustments in Authorized Shares.

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

4.3  Share Usage.

Shares covered by an Award shall be counted as of the Grant Date for purposes of calculating the number of shares available for issuance under Section 4.1. If any shares covered by an Award are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination, or expiration again be available for making Awards under the Plan. If the exercise price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. Also shares tendered or withheld to cover applicable taxes will be available for making Awards under the Plan. Shares purchased on the open market from the cash proceeds received upon option exercises shall also be available for making Awards under the Plan.

5.  EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1  Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders entitled to vote thereon. Upon approval of the Plan by the stockholders of the Company entitled to vote thereon as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company entitled to vote thereon had approved the Plan on the Effective Date.

5.2  Term.

The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Sections 5.3 or 15.3. No Awards shall be made after termination of the Plan.

5.3  Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate, in whole or in part, any or all of the provisions of this Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to herein), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that if the Board, in its sole discretion, determines that the rights of a Grantee with respect to an Award granted prior to such amendment, suspension or termination, may be adversely impaired, the consent of such Grantee shall be required or the terms of such Grantee’s Award shall continue to be governed by the Plan without giving effect to any such amendment. An amendment to the Plan shall be contingent on approval of the Company’s stockholders entitled to vote thereon only to the extent required by applicable law, regulations or rules. For the avoidance of doubt, nothing in this Section 5.3 shall be deemed to limit the discretion of the Board under Section 15.3.

5.4  Amendments of Awards.

The Board may, at any time and from time to time, amend the terms of any Award, prospectively or retroactively; provided, however, that if the Board, in its sole discretion, determines that the rights of a Grantee with respect to an Award may be adversely impaired by any such amendment, the consent of such Grantee shall be required.

6.  AWARD ELIGIBILITY

6.1  Employees and Other Service Providers.

Awards may be made under the Plan to any employee, officer or director of, or other Service Provider providing services to, the Company or any Affiliate thereof. To the extent required by applicable state law, Awards within certain states may be limited to employees and officers or employees, officers and directors. An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.2  Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company, (ii) to the extent specifically provided in the related Award

Agreement and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking options into account in the order in which they were granted.

7.  AWARD AGREEMENT

Each Award pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine, which specifies the number of shares subject to the Award (subject to adjustment in accordance with Section 15). Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Nonqualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Nonqualified Stock Options.

8.  TERMS AND CONDITIONS OF OPTIONS

8.1  Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price shall not be less than the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten-Percent Stockholder, the Option Price of an Incentive Stock Option granted to such Grantee shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date.

Neither the Board nor any Committee shall have the authority to reprice any outstanding Option Grant under the plan unless the stockholders of the Company have approved such an action within a twelve (12) month period preceding or following such an event. They also cannot reduce exercise price, cannot exchange for cash, other award, or another option/SAR with an exercise price lower than the original exercise price.

8.2  Vesting.

Subject to Sections 8.3 and 15.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The Board may provide, for example, in the Award Agreement for (i) accelerated exercisability of the Option in the event the Grantee’s Service terminates on account of death, Disability or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee’s Service, (iii) immediate forfeiture of the Option in the event the Grantee’s Service is terminated for Cause or (iv) unvested Options to be exercised subject to the Company’s right of repurchase with respect to unvested shares of Stock.

8.3  Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten-Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five (5) years from its Grant Date.

8.4  Exercise of Options on Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5  Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company entitled to vote thereon, or after ten (10) years following the Grant Date, or after the occurrence of an event referred to in Section 15 hereof which results in termination of the Option.

8.6  Exercise Procedure.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office,in the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) one hundred (100) shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise. The Option Price shall be payable in a form described in Section 10.

8.7  Right of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to cash or dividend payments or distributions attributable to the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual.

8.8  Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing such Grantee’s ownership of the shares of Stock purchased upon such exercise of the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

8.9  Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10  Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option that is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights, or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service under an Option shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Award Agreement, and the shares may be subject to repurchase by the Company or its assignee.

8.11  Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.  TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

9.1  Award of Restricted Stock and Stock Units.

The Board may from time to time grant Restricted Stock or Stock Units to persons eligible to receive Awards under Section 6 hereof, subject to such restrictions, conditions and other terms as the Board may determine.

9.2  Restrictions.

At the time an Award of Restricted Stock or Stock Units is made, the Board shall establish a restriction period applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restriction period. The Board may, in its sole discretion, at the time an Award of Restricted Stock or Stock Units is made, prescribe conditions that must be satisfied prior to the expiration of the restriction period, including the satisfaction of corporate or individual performance objectives or continued Service, in order that all or any portion of the Restricted Stock or Stock Units shall vest.

The Board also may, in its sole discretion, shorten or terminate the restriction period or waive any of the conditions applicable to all or a portion of the Restricted Stock or Stock Units. The Restricted Stock or Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restriction period or prior to the satisfaction of any other conditions prescribed by the Board with respect to such Restricted Stock or Stock Units.

9.3  Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to such Grantee, as soon as reasonably practicable after the applicable Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company, or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee; provided, however, that such certificates shall bear a legend or legends that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

9.4  Rights of Holders of Restricted Stock.

Holders of Restricted Stock shall have the right to vote such Stock and, unless the Board otherwise provides in an Award Agreement, to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same or other vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award. In the case of unearned performance awards (shares/units), dividend payouts/dividend equivalents are prohibited.

9.5  Rights of Holders of Stock Units.

9.5.1  Voting and Dividend Rights.

Holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

9.5.2  Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

9.6  Termination of Service.

Unless otherwise provided by the Board in the applicable Award Agreement, upon the termination of a Grantee’s Service with the Company or an Affiliate thereof, any shares of Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including, but not limited to, the right to vote Restricted Stock and any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

9.7  Purchase and Delivery of Stock.

The Grantee shall be required to purchase the Restricted Stock or Stock Units from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Stock Units or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or Stock Units. The Purchase Price shall be payable in a form described in Section 10 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate thereof.

Upon the expiration or termination of the restriction period and the satisfaction of any other conditions prescribed by the Board, having properly paid the Purchase Price, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be, upon the surrender of any stock certificate(s) previously issued to such Grantee in respect of such shares. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

10.  FORM OF PAYMENT

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock or Stock Units shall be made in cash or in cash equivalents acceptable to the Company. In addition, to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option may be made in any other form that is consistent with applicable laws, regulations and rules.

11.  WITHHOLDING TAXES

The Company or an Affiliate thereof, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock or payment of any kind upon the exercise of an Option. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate thereof, as the case may be, any amount that the Company or the Affiliate thereof may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate thereof, which may be withheld by the Company or the Affiliate thereof, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate thereof to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Board as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 11 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.

12.  RESTRICTIONS ON TRANSFER OF SHARES OF STOCK

12.1  Repurchase and Other Rights.

Stock issued upon exercise of an Option or pursuant to an Award of Restricted Stock or Stock Units may be subject to such right of repurchase upon termination of Service or other transfer restrictions as the Board may determine, consistent with applicable law. Any additional restrictions shall be set forth in the Award Agreement; provided, however, that no such restrictions shall be inconsistent with the terms of the Plan.

12.2  Installment Payments.

In the case of any repurchase of shares of Stock acquired by the Grantee pursuant to the exercise of an Option or under an Award of Restricted Stock or Stock Units, the Company or its permitted assignee may pay the Grantee, transferee, or other registered owner of the Stock the purchase price in three (3) or fewer annual installments. Interest shall be credited on the installments at the applicable federal rate (as determined for purposes of Section 1274 of the Code) in effect on the date on which the purchase is made. The Company or its permitted assignee shall pay at least one-third of the total purchase price each year, plus interest on the unpaid balance, with the first payment being made on or before the 60th day after the purchase.

12.3  Legend.

In order to enforce the restrictions imposed upon shares of Stock under this Plan or as provided in an Award Agreement, the Board may cause a legend or legends to be placed on any certificate representing shares issued pursuant to this Plan that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under it.

13.  PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate thereof, except an agreement, contract or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Awards held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements shall be reduced or eliminated so as to avoid having the payment or benefit to the Grantee be deemed to be a Parachute Payment. The Company shall reduce or eliminate the Parachute Payments by first reducing or eliminating any cash payments benefits (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Options, then by reducing or eliminating any accelerated vesting of Restricted Stock, then by reducing or eliminating any other remaining Parachute Payments unless otherwise specified in any executed executive agreements.

14.  REQUIREMENTS OF LAW

14.1  General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising a right emanating from such Award, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any right emanating from such Award or the delivery of any shares of Restricted Stock, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2  Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15.  EFFECT OF CHANGES IN CAPITALIZATION

15.1  Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Board. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option, but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options to reflect such distribution.

15.2  Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs.

Subject to the exception set forth in the last sentence of Section 15.4, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Award theretofore made pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, and with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. In the event of a transaction described in this Section 15.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

15.3  Change of Control.

Subject to the exceptions set forth in the last sentence of this Section 15.3 and the last sentence of Section 15.4, upon the occurrence of a Change of Control either of the following two actions shall be taken:

(i)	fifteen days prior to the scheduled consummation of a Change of Control, all shares of Restricted Stock and Stock Units shall become immediately vested and all Options outstanding hereunder shall become immediately exercisable unless otherwise specified in any executed executive agreements and shall remain exercisable for a period of fifteen days, or
(ii)	the Board may elect, in its sole discretion, to cancel any outstanding Awards and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith) equal to the product of the number of shares of Stock subject to the Award (the “Grant Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price applicable to such Grant Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option during such period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Change of Control, the Plan and all outstanding but unexercised Options shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders.

This Section 15.3 shall not apply to any Change of Control to the extent that provision is made in writing in connection with such Change of Control for the assumption or continuation of the Options, Stock Units or shares of Restricted Stock theretofore granted, or for the substitution for such Awards for new common stock options, stock units or new shares of restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option prices, in which event the Awards theretofore granted shall continue in the manner and under the terms so provided. In the event a Grantee’s Award is assumed, continued or substituted upon the consummation of any Change of Control and his employment is terminated without Cause within one year following the consummation of such Change of Control, the Grantee’s Award will be fully vested and may be exercised in full, to the extent applicable, for the period set forth in the Grantee’s Award Agreement or for such longer period as the Committee may determine.

15.4  Adjustments.

Adjustments under Section 15 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board may provide in Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 15.1 – 15.3.

15.5  No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

16.  GENERAL PROVISIONS

16.1  Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate thereof, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate thereof. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

16.2  Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company entitled to vote thereon for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

16.3  Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision hereof or thereof.

16.4  Other Award Agreement Provisions.

Each Award under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

16.5  Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

16.6  Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.7  Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards awarded hereunder shall be governed by the laws of the State of Maryland other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards awarded hereunder to the substantive laws of any other jurisdiction.

16.8  Code Section 409A.

The Board intends to comply with Section 409A of the Code, or an exemption to Section 409A of the Code, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A of the Code. To the extent that the Board determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A of the Code as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

KEYW

THE KEYW HOLDING CORPORATION
ATTN: KIM DECHELLO
7740 MILESTONE PARKWAY
SUITE 400
HANOVER, MD 21076

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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1 1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 WILLIAM I. CAMPBELL 02 PIERRE A. CHAO 03 JOHN G. HANNON 04 KENNETH A. MINIHAN 05 ARTHUR L. MONEY
06 LEONARD E. MOODISPAW 07 CAROLINE S. PISANO

The Board of Directors recommends you vote FOR proposals 2. and 3.

	For	Against	Abstain
2. Ratify the appointment of Grant Thornton, LLP as independent registered public accounting firm for the company.	☐	☐	☐
3. Ratify and Approve the 2013 Stock Incentive Plan.	☐	☐	☐

NOTE: Act upon such other business as may properly come before the Annual Meeting.

02 0000000000

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

0000146753_1 R1.0.0.11699

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

THE KEYW HOLDING CORPORATION
Annual Meeting of Stockholders
August 15, 2012 10:00 AM
This proxy is solicited by the Board of Directors of The KEYW Holding Corporation

The undersigned hereby appoints Leonard E. Moodispaw, John E. Krobath and Kimberly J. DeChello, and each of them severally, as proxies of the undersigned, each with full power of substitution, to represent the undersigned at, and to vote all shares of common stock of the The KEYW Holding Corporation which the undersigned may be entitled to vote at, the Annual Meeting of Stockholders of The KEYW Holding Corporation to be held on August 15, 2012 at KEYW Corporate Headquarters, 7740 Milestone Parkway, Suite 400, Hanover, Maryland at 10:00 a.m. Eastern Daylight Time ("EDT"), and at any adjournment or adjournments of such meeting, with all powers which the undersigned would possess if personally present, in accordance with the instructions set forth on this proxy, and, in their discretion, to vote such shares on any other business as may properly come before the meeting and on matters incident to the conduct of the meeting. Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF EACH OF THE NOMINEES FOR DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND FOR THE RATIFICATION AND APPROVAL OF THE 2013 STOCK INCENTIVE PLAN.

Continued and to be signed on reverse side

0000146753_2 R1.0.0.11699